SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [_] Confidential, For Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit or other underlying value of transaction computed pursuant to
     Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[_] Fee paid previously with preliminary materials:

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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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                                       2

[INTEGRA LIFESCIENCES LOGO]
311C ENTERPRISE DRIVE
PLAINSBORO, NEW JERSEY 08536
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2001

To the Stockholders of Integra LifeSciences Holdings Corporation:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting (the "Meeting") of the Stockholders of Integra LifeSciences Holdings Corporation (the "Company") will be held as, and for the purposes, set forth below:

TIME                    9:00 a.m. on Tuesday, May 15, 2001

PLACE                   Princeton Holiday Inn
                        4355 Ridge Road at Route 1
                        Princeton, New Jersey 08540

ITEMS OF BUSINESS        1.   To elect six directors of the Company to hold
                              office as specified in the accompanying Proxy
                              Statement.

                         2. To consider and vote upon a proposal to approve and adopt the Company's 2001 Equity Incentive Plan.

                         3. To consider and vote upon a proposal to ratify and approve all actions taken by the Board of Directors on February 16, 2000 in connection with an amendment to the Company's Certificate of Designation, Rights and Preferences of Series B Convertible Preferred Stock, the purpose of which was to ensure that the rights and preferences of the Series B Convertible Preferred Stock would be substantially identical to the rights and preferences of the Series C Convertible Preferred Stock.

                         4. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Designation, Rights and Preferences of Series B Convertible Preferred Stock, the purpose of which is to make certain changes to clarify the numbering of certain paragraphs and internal references contained therein.

                         5. To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Designation, Rights and Preferences of Series C Convertible Preferred Stock, the purpose of which is to make certain changes to clarify the numbering of certain paragraphs and internal references contained therein.

                         6.   To ratify the appointment of
                              PricewaterhouseCoopers LLP as the Company's auditors for the current fiscal year.

                         7. To act upon any other matters properly coming before the meeting or any adjournment or postponement thereof.

RECORD DATE              Holders of record of the Company's Common Stock, Series
                         B Convertible Preferred Stock and Series C Convertible
                         Preferred Stock at the close of business on April 9, 2001 are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the Company's headquarters located at 311C
                         Enterprise Drive, Plainsboro, New Jersey.

ANNUAL REPORT            The 2000 Annual Report of Integra LifeSciences
                         Holdings Corporation is being mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT                In order to avoid additional soliciting expense to the
                         Company, please MARK, SIGN, DATE and MAIL your proxy
                         PROMPTLY in the return envelope provided, even if you plan to attend the Meeting. If you attend the Meeting and wish to vote your shares in person, arrangements will be made for you to do so.

                                        By order of the Board of Directors,

                                        /s/John B. Henneman, III
Plainsboro, New Jersey                  John B. Henneman, III
April 20, 2001                          SECRETARY

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                              311C ENTERPRISE DRIVE
                          PLAINSBORO, NEW JERSEY 08536
                               ------------------
                                 PROXY STATEMENT
                               ------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2001


PURPOSE OF MEETING

            This Proxy Statement is being furnished to holders of common stock ("Common Stock"), Series B Convertible Preferred Stock ("Series B Preferred Stock") and Series C Convertible Preferred Stock ("Series C Preferred Stock" and together with the Series B Preferred Stock, the "Preferred Stock") of Integra LifeSciences Holdings Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company from such stockholders for use at the 2001 annual meeting of stockholders of the Company (the "Meeting") to be held on Tuesday, May 15, 2001 at 9:00 a.m. local time at the Princeton Holiday Inn, Princeton, New Jersey and at any adjournment or postponement thereof. This Proxy Statement, the enclosed Notice of Annual Meeting of Stockholders and the form of proxy are first being mailed to stockholders of the Company on or about April 20, 2001.

            At the Meeting, the stockholders of the Company will be asked to consider and vote upon:

            (i) the election of six directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (see "Proposal 1. Election of Directors");

            (ii) a Proposal to approve and adopt the Company's 2001 Equity Incentive Plan (see "Proposal 2. 2001 Equity Incentive Plan");

            (iii) a Proposal to ratify and approve all actions taken by the Board of Directors on February 16, 2000 in connection with an amendment to the Certificate of Designation, Rights and Preferences of the Company's Series B Preferred Stock, the purpose of which was to ensure that the rights and preferences of the Series B Convertible Preferred Stock would be substantially identical to the rights and preferences of the Series C Convertible Preferred Stock (see "Proposal 3. Ratification of February 16, 2000 Amendment to the Certificate of Designation, Rights and Preferences of the Company's Series B Preferred Stock");

            (iv) a Proposal to approve an amendment to the Certificate of Designation, Rights and Preferences of the Company's Series B Preferred Stock, the purpose of which is to make certain changes to clarify the numbering of certain paragraphs and internal references contained therein (see "Proposal 4. Approval of Amendment to the Certificate of Designation, Rights and Preferences of the Company's Series B Preferred Stock");

            (v) a Proposal to approve an amendment to the Certificate of Designation, Rights and Preferences of the Company's Series C Preferred Stock, the purpose of which is to make certain changes to clarify the numbering of certain paragraphs and internal references contained therein (see "Proposal 5. Approval of Amendment to the Certificate of Designation, Rights and Preferences of the Company's Series C Preferred Stock"); and

            (vi) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the current fiscal year (see "Proposal 6. Ratification of Auditors").

            The Board knows of no matters that will be presented for consideration at the Meeting other than those matters set forth in the Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy and acting thereunder will have authority to vote on such matters, to the extent permitted by the rules of the Securities and Exchange Commission (the "Commission"), in accordance with the judgment of the persons voting such proxies.

RECORD DATE

            Only stockholders of record as of the close of business on April 9, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were outstanding 17,642,155 shares of Common Stock, 100,000 shares of Series B Preferred Stock (which are currently convertible into 2,617,801 shares of Common Stock) and 54,000 shares of Series C Preferred Stock (which are currently convertible into 600,000 shares of Common Stock), which constituted the only outstanding securities of the Company entitled to vote.

VOTING AND REVOCABILITY OF PROXIES

            On each matter voted upon at the Meeting and any adjournment or postponement thereof, holders of Common Stock and Preferred Stock will vote together as a single class. In addition, with respect to the Proposal to ratify and approve all actions taken by the Board of Directors on February 16, 2000 in connection with an amendment to the Certificate of Designation, Rights and Preferences of the Company's Series B Preferred Stock and the Proposal to approve an amendment to the Certificate of Designation, Rights and Preferences of the Company's Series B Preferred Stock, the holders of the Series B Preferred Stock are entitled to vote separately as a class. With respect to the Proposal to approve an amendment to the Certificate of Designation, Rights and Preferences of the Company's Series C Preferred Stock, the holders of the Series C Preferred Stock are entitled to vote separately as a class.

            Each share of Common Stock entitles the holder of record thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to 26 votes and each share of Series C Preferred Stock entitles the holder thereof to 11 votes. Each stockholder may vote in person or by properly executed proxy on all matters that properly come before the Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock and Preferred Stock outstanding on the Record Date will constitute a quorum for purposes of voting at the Meeting. Where a separate vote by a class is required, the presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of such class outstanding on the Record Date will constitute a quorum for purposes of voting at the Meeting.

            Directors are to be elected by the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock and Preferred Stock present, in person or by proxy, at the Meeting and entitled to vote. Cumulative voting in the election of directors is not permitted. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock present, in person or by proxy, at the Meeting and entitled to vote is required to approve and adopt the 2001 Equity Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the current fiscal year. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock entitled to vote thereon voting as a single class and the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Series B Preferred Stock entitled to vote thereon voting as a separate class is required to ratify and approve all actions taken by the Board of Directors on February 16, 2000 in connection with an amendment to the Certificate of Designation, Rights and Preferences of the Company's Series B Preferred Stock and to approve an amendment to the Certificate of Designation, Rights and Preferences of the

Company's Series B Preferred Stock. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock entitled to vote thereon voting as a single class and the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Series C Preferred Stock entitled to vote thereon voting as a separate class is required to approve an amendment to the Certificate of Designation, Rights and Preferences of the Company's Series C Preferred Stock.

            The enclosed proxy is being solicited by the Board of Directors for use in connection with the Meeting and any postponement or adjournment thereof. All properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted "FOR" the approval and adoption of each of the proposals set forth herein.

            If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized, but nominee and other Specified Non-Votes will not be so included.

            If a quorum for the Meeting is not obtained or, as to any one or more proposals, if fewer shares are voted in favor of the Proposal than the number of shares required for such approval, the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. Proxies voting against a Proposal set forth herein will not be used to adjourn the Meeting to obtain additional proxies or votes with respect to such proposal.

            Proxies may be revoked by those persons executing the proxies by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of Common Stock or Preferred Stock and delivering it to the Secretary of the Company at or before the Meeting or
(c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to:
Secretary, Integra LifeSciences Holdings Corporation, 311C Enterprise Drive, Plainsboro, New Jersey 08536.

            All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock.

                        PROPOSAL 1. ELECTION OF DIRECTORS


            The Board of Directors has nominated six persons for election as directors whose terms will expire at the 2002 Annual Meeting of Stockholders, or when their successors are elected and qualified. The proxies cannot be voted for a greater number of persons than the following nominees: Keith Bradley, Ph.D., Richard E. Caruso, Ph.D., Stuart M. Essig, George W. McKinney, III, Ph.D., Neal Moszkowski and James M. Sullivan, each of whom are currently directors of the Company. Mr. Moszkowski is the nominee of the holders of the Company's Series B Preferred Stock, who have the right to nominate one designee to the Company's Board of Directors so long as the original purchasers retain at least one half of their initial investment in the Series B Preferred Stock.

            If any nominee should be unable to serve as director, an event not now anticipated, it is intended that the shares of Common Stock and Preferred Stock represented by proxies will be voted for the election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company.

            KEITH BRADLEY, PH.D. has been a director of the Company since 1992. He is the Professor of Management at The City University Business School, London, England, and a Director of Ockham Holdings plc, a London Stock Exchange corporation. Dr. Bradley was the founder and formerly Executive Director of the London School of Business Performance Group, an interdisciplinary research institute which specializes in organizational performance. He has extensive experience as a consultant to a variety of business, government and international organizations and has published widely on management and industrial policy. Dr. Bradley has served as Visiting Professor at Harvard Business School, the UCLA Graduate School of Management and the Wharton School of the University of Pennsylvania. Dr. Bradley received a Diploma in Education from Culham College and a Ph.D. degree in Economics from the University of Essex. Dr. Bradley is 56 years old.

            RICHARD E. CARUSO, PH.D. has served as the Company's Chairman since March 1992. Prior to December 1997, Dr. Caruso served as the Company's Chief Executive Officer since March 1992 and as the Company's President since September 1995. From 1969 to 1992, Dr. Caruso was a principal of LFC Financial Corporation, a project finance company, where he was also a director and Executive Vice President. Dr. Caruso is on the Board of Susquehanna University, The Baum School of Art and The Uncommon Individual Foundation (Founder). He received a B.S. degree from Susquehanna University, an M.S.B.A. degree from Bucknell University and a Ph.D. degree from the London School of Economics, University of London (United Kingdom). Dr. Caruso is 57 years old.

            STUART M. ESSIG has served as President and Chief Executive Officer and as a director of the Company since December 1997. Prior to joining the Company, Mr. Essig supervised the medical technology practice at Goldman, Sachs & Co. as a managing director. Mr. Essig had ten years of broad health care experience at Goldman Sachs serving as a senior merger and acquisitions advisor to a broad range of domestic and international medical technology, pharmaceutical and biotechnology clients. Mr. Essig received an A.B. degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and an M.B.A. and a Ph.D. degree in Financial Economics from the University of Chicago, Graduate School of Business. Mr. Essig also serves as a director of Vital Signs, Incorporated and St. Jude Medical Corporation. Mr. Essig is 39 years old.

            GEORGE W. MCKINNEY, III, PH.D. has served the Company as Executive Vice President and Chief Operating Officer since May 1997 and as a member of the Board of Directors since December 1992. Between 1997 and 1999, Dr. McKinney also served as Vice Chairman of the

Company's Board of Directors. Between 1990 and 1997, Dr. McKinney was Managing Director of Beacon Venture Management Corporation, a venture capital firm. Between 1992 and 1997, Dr. McKinney also served as President and Chief Executive Officer of Gel Sciences, Inc. and GelMed, Inc., a privately held specialty materials firm with development programs in both the industrial and medical products fields. From 1983 to 1989, Dr. McKinney was a Managing Director at American Research & Development, a venture capital firm. Before 1990, Dr. McKinney held other positions in the venture capital industry, was President and Chief Executive Officer of American Superconductor, Inc., and served in various manufacturing, engineering and financial positions at Corning, Inc. Dr. McKinney holds an B.S. in Management from MIT and a Ph.D. in Strategic Planning from Stanford University. Dr. McKinney is 57 years old. Dr. McKinney announced in February 2001 that he will step down as Executive Vice President and Chief Operating Officer when his employment agreement expires on December 31, 2001. Dr. McKinney plans to be available as a consultant to the Company through June 30, 2002.

            NEAL MOSZKOWSKI has been a director of the Company since March 1999 and is the designee of the holders of the Company's Series B Preferred Stock. Mr. Moszkowski has been a partner of Soros Private Equity Partners LLC since August 1998 and is currently an employee of Soros Private Funds Management LLC. Prior thereto, Mr. Moszkowski was an Executive Director of Goldman Sachs International and a Vice President of Goldman, Sachs & Co. in its Principal Investment Area, which he joined in August 1993. He received a B.A. degree from Amherst College and an M.B.A. degree from Stanford University. Mr. Moszkowski also serves as a director of Bluefly, Inc. and MedicaLogic/Medscape, Inc. Mr. Moszkowski is 35 years old.

            JAMES M. SULLIVAN has been a director of the Company since 1992. Since 1986, he has held several positions with Marriott International, Inc. (and its predecessor, Marriott Corp.), including Vice President of Mergers and Acquisitions, and his current position of Executive Vice President of Development for the Lodging Group of Marriott. From 1983 to 1986, Mr. Sullivan was Chairman, President and Chief Executive Officer of Tenly Enterprises, Inc., a privately held company operating 105 restaurants. Prior to 1983, he held senior management positions with Marriott Corp., Harrah's Entertainment, Inc., Holiday Inns, Inc., Kentucky Fried Chicken Corp. and Heublein, Inc. He also was employed as a senior auditor with Arthur Andersen & Co. and currently serves as a director of Global Vacation Group, Inc. Mr. Sullivan received a B.S. degree in Accounting from Boston College and an M.B.A. degree from the University of Connecticut. Mr. Sullivan is 57 years old.

  THE BOARD OF DIRECTORS HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY
             VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR.


INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

            The Board of Directors held five formal meetings during 2000. During 2000, all incumbent directors attended in person or by conference telephone at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served during their incumbency. The Company has a standing Audit Committee, Compensation Committee and Equity Award Committee of its Board of Directors.

            The Audit Committee is comprised entirely of nonemployee, independent members of the Board of Directors and operates under a written charter adopted by the Board of Directors. A copy of the Charter of the Audit Committee is attached as APPENDIX D. The Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared, that there is compliance with management's policies and procedures, and that there is consistent application of generally accepted accounting principles, makes recommendations to the Board of Directors regarding the selection of independent accountants; and reviews the results and scope of the audit and other services provided by the Company's independent accountants. During 2000, the Audit Committee was comprised of Mr. Bradley, Mr. Sullivan and Mr. Moszkowski and met four times.

            The Compensation Committee makes decisions concerning salaries and incentive compensation for employees and consultants of the Company. During
2000, the Compensation Committee was comprised of Drs. Bradley and Caruso and Mr. Moszkowski and met twice.

            The Equity Award Committee makes decisions concerning issuance of stock options and other equity awards to employees and consultants of the Company and also administers the Company's 2000 Equity Incentive Plan, the Company's 1992, 1998 and 1999 Stock Option Plans, the Company's 1993 and 1996 Incentive Stock Option and Non-Qualified Stock Option Plans, the Company's Employee Stock Purchase Plan and Deferred Compensation Plan (collectively, the "Approved Plans") and, if approved by the stockholders at the Meeting, the Company's 2001 Equity Incentive Plan. During 2000, the Equity Award Committee was comprised of Dr. Bradley and Mr. Moszkowski and met four times.

COMPENSATION OF DIRECTORS

            In 2000, the Company paid $27,500 to Dr. Caruso and granted him options to purchase 15,000 shares of Common Stock under the 1998 Stock Option Plan for his service as Chairman of the Board of Directors. Additionally, in 2000, the Company granted each of its other non-employee directors options to purchase 10,000 shares of Common Stock under the 1998 Stock Option Plan as compensation for their service on the Board of Directors. The Company did not pay any cash compensation to its other directors for their service as directors. The Company also pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact the business of the Company or attendance at meetings of the Board of Directors or any committee thereof.

                     PROPOSAL 2. 2001 EQUITY INCENTIVE PLAN

            The Board of Directors believes that an equity incentive plan enhances the ability of the Company to attract and retain officers and other employees (collectively, "Eligible Employees") and directors, consultants, and certain other non-employees (together with the Eligible Employees, the "Eligible Individuals") and to motivate them to exercise their best efforts on behalf of the Company, any subsidiary or parent of the Company (a "Related Corporation"), or any affiliate of the Company or a Related Corporation. As of January 31, 2001, there remained less than 350,000 shares of Common Stock available for grant as equity-based awards under the Approved Plans, which the Board of Directors does not believe will be adequate to meet the anticipated number of grants of equity-based awards for the upcoming year. Accordingly, the Board of Directors proposes and recommends that the stockholders approve the Company's 2001 Equity Incentive Plan (the "Plan"), which the Board of Directors approved on February 22, 2001, subject to stockholder approval. Stockholder approval of the Plan is necessary in order to preserve full deductibility of performance based awards under the Plan. In addition, stockholder approval is required in order to grant incentive stock options ("ISO"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") under the Plan.

            The text of the Plan is attached as APPENDIX A to this Proxy Statement. The following description of the Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the Plan itself. On March 30, 2001, the closing price of a share of the Common Stock on the Nasdaq National Market was $13.625.

            1. NUMBER OF SHARES. The total number of shares of Common Stock that can be delivered under the Plan is 2,000,000. No individual may receive options and/or stock appreciation rights for more than 1,000,000 shares of Common Stock during any calendar year under the Plan. If any award that requires the participant to exercise it in order for shares of Common Stock to be delivered terminates without having been exercised in full, or if any award payable in cash or shares of Common Stock is paid in cash rather than shares, the number of shares of Common Stock as to which such award was not exercised or for which cash was paid will continue to be available for future awards. In addition, the aggregate fair market value (determined at the time the option is granted) of shares of Common Stock with respect to which ISOs are exercisable for the first time by any participant during a calendar year (under the Plan and under any other ISO plan of the Company or a Related Corporation) may not exceed $100,000. The shares of Common Stock issued under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

            2. ADMINISTRATION. The Plan will be administered by the Company's Equity Award Committee, which consists of not fewer than two directors of the Company's Board of Directors who are designated by the entire Board of Directors. Under the Plan, the Equity Award Committee will have the authority
(i) to select the Eligible Individuals to be granted awards under the Plan, (ii) to grant awards on behalf of the Company, and (iii) to set the terms of such awards. Currently, the members of the Equity Award Committee are Keith Bradley, Ph.D. and Neal Moszkowski.

            3. ELIGIBILITY. Only Eligible Employees of the Company or a Related Corporation are eligible to receive ISOs under the Plan. Other types of awards may be granted to all Eligible Individuals. As of the date of this Proxy Statement, there are approximately 460 Eligible Employees of the Company and Related Corporations eligible to receive ISOs and approximately 510 Eligible Individuals (including Eligible Employees) eligible to receive other types of awards. The benefits that will be received under the Plan by the Company's current executive officers, directors and all other Eligible Individuals are not currently determinable.

            4. TERM OF PLAN. The Plan by its terms has no expiration date. However, no ISO may be granted under the Plan after February 21, 2011, although ISOs outstanding on February 21, 2011 may extend beyond that date.

            5. STOCK OPTIONS. The Plan permits the Equity Award Committee to grant options that qualify as ISOs under the Code, and stock options that do not so qualify ("nonqualified stock options" or "NQSOs"). The Equity Award Committee determines the exercise price of each option. However, the exercise price of an ISO may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant (110% in the case of an ISO granted to a greater-than-10% stockholder). The exercise price of any option may not be less than the par value of the shares. The Equity Award Committee may not reduce the exercise price of an option after it is granted. For purposes of the Plan, the per share fair market value of the Company's Common Stock on the relevant date equals the quoted closing price on such date.

            The term of each option will be fixed by the Equity Award Committee, but may not exceed 10 years from the date of grant. The maximum term of each option is reduced to 5 years from the date of grant in the case of an ISO granted to a stockholder owning, directly or indirectly, more than 10% of the total combined voting power of all classes of the Company's capital stock (a "Greater-Than-10% Stockholder"). The Equity Award Committee will determine at what time or times each option may be exercised; however, no option may be exercisable less than three months after its grant. Options may be made exercisable in installments, and the Equity Award Committee may accelerate the exercisability of options.

            The exercise price of an option granted under the Plan may be paid in full (i) in cash or by check, bank draft, or money order, (ii) in shares of Common Stock previously acquired by the participant (subject to certain holding period requirements), (iii) in shares of Common Stock acquired upon exercise of the option, (iv) by delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or
(v) by any combination of the foregoing.

            With the consent of the participants, the Equity Award Committee may cancel any or all options and grant substitute options therefore. However, no substitute options shall be granted within six months before or after the cancellation of any option. Any substitute options shall be granted at their then fair market value or par value, whichever is greater. The Equity Award Committee may also permit an Optionee to voluntarily surrender all or any portion of an option as a condition to the grant of a new option. The terms of any such new option shall be set by the Equity Award Committee under the terms of the Plan without regard to the terms of the surrendered option.

            6. STOCK APPRECIATION RIGHTS. The Equity Award Committee may grant stock appreciation rights, either alone or in tandem with options, entitling the participant upon exercise to receive an amount in cash and/or shares of Common Stock (as determined by the Equity Award Committee), measured by the increase since the date of grant in the value of the shares covered by such right. Stock appreciation rights granted in tandem with options will be exercisable only at such times, and to the extent, that the related option is exercisable and will terminate upon the exercise of the related option. The Equity Award Committee may accelerate the dates on which stock appreciation rights not granted in tandem with stock options may be exercised.

            7. RESTRICTED STOCK. The Equity Award Committee may grant shares of Common Stock to participants either with or without any required payment by the participant, subject to such restrictions as the Equity Award Committee may determine. The Equity Award Committee may accelerate the dates on which the restrictions will lapse. Prior to the lapse of restrictions on shares of restricted stock, the participant will have voting and dividend rights on the shares. Any participant who makes an election under Section 83(b) of the Code with respect to restricted stock (regarding the immediate recognition of income) must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

            8. PERFORMANCE STOCK. The Equity Award Committee may grant awards entitling a participant to receive shares of Common Stock without payment provided certain performance criteria are met. In determining the performance criteria applicable to a grant of performance stock, the Equity Award Committee may use one or more of the following criteria (the "Performance Criteria"):

       - return on assets;                           - return on net assets;
       - asset turnover;                             - return on equity;
       - return on capital;                          - economic value added;
       - market price appreciation                   - total stockholder return;
         of the Company's Common Stock;              - pre-tax income;
       - net income;                                 - operating profit margin;
       - earnings per share;                         - sales margin;
       - net income margin;                          - market share;
       - cash flow;                                  - sales growth;
       - inventory turnover;                         - diversity;
       - capacity utilization;                       - quality; and/or
       - increase in customer base;
       - environmental health and safety.

            The business criteria selected by the Equity Award Committee may be expressed in absolute terms or relative to the performance of other companies or an index.Any conditions in an award of performance stock may be waived or modified by the Equity Award Committee at any time.

            9. CONTRACT STOCK. The Equity Award Committee may grant shares of Common Stock to participants, conditioned upon the participant's continued provision of services to the Company through the date specified in the award. The Equity Award Committee has discretion to determine the number of shares of Common Stock to be granted and to establish the contract date on which such shares will be delivered to the participant. If the participant is still providing services to the Company on the contract date, the Equity Award Committee must deliver the shares of Common Stock specified in the award in accordance with the terms thereof.

            10. DIVIDEND EQUIVALENT RIGHTS. The Equity Award Committee may grant awards that entitle the participant to receive a benefit in lieu of cash dividends that would have been payable on any or all shares of Common Stock subject to another award granted to the participant had such shares been outstanding.

            11. LOANS. The Equity Award Committee may authorize a loan from the Company to a participant, either on the date of or after the grant of any award to the participant (except that the ability of the Equity Award Committee to authorize a loan in connection with an ISO must be included in the participant's award agreement at the time of the award). A loan may be made either in connection with the purchase of shares of Common Stock under the award or with the payment of any Federal, state, or local income tax with respect to income recognized as a result of the award. The Equity Award Committee has full authority to decide whether to make a loan and to determine the amount, terms, and conditions of the loan. However, the loan must be made on the participant's personal, negotiable, demand promissory note, and the interest rate may not be lower than the lowest rate that will avoid the imputation of interest under the Code.

            12. TRANSFERABILITY. No ISO granted under the Plan may be transferred other than by will or by the laws of descent and distribution. Any other award may be transferred to the extent permitted by law, except as otherwise provided in the award agreement. During a participant's lifetime, an award requiring exercise may be exercised only by the participant (or, in the event of the participant's incapacity, by the person or persons legally appointed to act on the participant's behalf).

            13.   TREATMENT  OF  AWARDS  UPON  TERMINATION  OF  SERVICE.   If  a
participant's service (as an employee, consultant, director, or otherwise) terminates by reason of death or disability, all options and stock appreciation rights then held by the participant that were not exercisable immediately prior to such termination of service will terminate on that date (except as otherwise determined by the Equity Award Committee). Any remaining options and stock appreciation rights will remain exercisable for one year from the date of termination of service by reason of death or disability (or such shorter or longer period as the Equity Award Committee decides). In the event of any other termination of service, all options and stock appreciation rights held by the participant that were not exercisable immediately prior to such termination of service will terminate on that date (except as otherwise determined by the Equity Award Committee). Any options or stock appreciation rights that were exercisable will generally continue to be so for 6 months (or for such longer period as the Equity Award Committee decides). Notwithstanding the post-termination exercise periods described above, no option or stock appreciation right may be exercised beyond its original term.

            Except as otherwise determined by the Equity Award Committee, if a participant who holds shares of restricted stock terminates his or her service for any reason, including death or disability, prior to the lapse of the restrictions, the participant must resell to the Company the shares of restricted stock for the amount paid for such shares, or forfeit them to the Company if no cash was paid. Further, except as otherwise decided by the Equity Award Committee, rights under a performance award and dividend equivalent rights to which a participant has not become irrevocably entitled and rights to the payment of contract stock will terminate upon the participant's termination of service with the Company for any reason (including death or disability). Payment of any outstanding loan upon termination of service will depend on the terms of the loan agreement.

            14. ADJUSTMENTS IN SHARES; CERTAIN CORPORATE TRANSACTIONS. In the event of a stock dividend, stock split, reverse split, or similar change in the capitalization of the Company, the Equity Award Committee will make appropriate adjustments to the maximum number of shares of Common Stock that may be delivered under the Plan, the maximum number of Shares with respect to which ISOs may be granted, the maximum number of Shares with respect to which other options or stock appreciation rights may be granted, the exercise price of outstanding awards, and the number of shares of Common Stock issuable upon exercise or vesting of an award.

            In the event of a "change in control" of the Company (as defined in the Plan), all outstanding options and any stock appreciation rights will become fully vested and exercisable, all awards of performance stock and dividend will become fully vested, all rights to the payment of contract stock will become immediately due and payable and all restrictions will be removed from any outstanding shares of restricted stock.

            In the event of a corporate transaction (as, for example, a merger, consolidation, or acquisition of property or stock), each outstanding award will be assumed by the surviving or successor entity. However, in the event of a proposed corporate transaction, the Equity Award Committee may terminate all or a portion of any outstanding award if it determines that doing so is in the best interests of the Company. If so, the Equity Award Committee will give each participant holding an option or a stock appreciation right not less than seven days' notice prior to the termination, and any option or stock appreciation right that is to be so terminated may be exercised (to the extent it is then exercisable) before the termination. Further, in the event of a corporate transaction, the Equity Award Committee, in its discretion, may (i) accelerate the date on which options and stock appreciation rights become exercisable, (ii) remove restrictions from the outstanding shares of restricted stock, (iii) cause the delivery of any performance stock, even if the associated performance goals have not been met,
(iv) cause the payment of any dividend equivalent rights, (v) cause the delivery of contract stock, even if the contract date has not yet passed and/or (vi) forgive all or any portion of a loan. In lieu of the action described above, the Equity Award Committee may arrange to have the surviving or acquiring entity grant the participant a replacement award substantially equivalent to the participant's existing award.

            15. WITHHOLDING REQUIREMENTS. The grant or exercise of awards may be subject to tax withholding requirements. Where shares of Common Stock may be delivered under an award, the Equity Award Committee may require that the participant either remit to the Company an amount necessary to satisfy the withholding requirements or make other satisfactory arrangements (including, if the Equity Award Committee so permits, the holding back of Shares from payments under the award).

            16. DISCONTINUANCE, CANCELLATIONS, AMENDMENT, AND TERMINATION. The Equity Award Committee may at any time discontinue granting awards under the Plan. The Board may at any time amend the Plan (and the Equity Award Committee may amend any outstanding award, other than lowering the exercise price of options or the purchase price of restricted stock) for any purpose, or may at any time terminate the Plan, except that the following amendments may not be made without the approval of the stockholders of the Company: (i) an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan, (ii) a change in the class of employees eligible to receive ISOs under the Plan, (iii) an extension of the duration of the Plan with respect to ISOs, and (iv) any amendment to the Plan requiring stockholder approval for purposes of the $1 million deduction limit on compensation under
Section 162(m) of the Code. Further, no amendment or termination of the Plan may adversely affect the rights of any participant (without the participant's consent) under any award previously granted.

            17. FEDERAL INCOME TAX ASPECTS OF OPTIONS UNDER THE PLAN. Based on the advice of counsel, the Company believes that, under current Federal income tax laws and regulations, the principal Federal income tax consequences to the Company and to the Eligible Individuals receiving ISOs and NQSOs ("Optionees") pursuant to the Plan will be as follows. The consequences described below do not take into account any changes to the Code or the regulations thereunder that may occur after April 16, 2001. Nor does the following describe alternative minimum tax, other Federal taxes, or foreign, state or local income taxes which may vary depending on individual circumstances and from locality to locality.

            If an option qualifies for ISO treatment, the Optionee will recognize no income upon grant or exercise of the option except that the excess at the time of exercise of the then fair market value of the Common Stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the Optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option , upon an Optionee's sale of his or her shares of Common Stock, any gain will be taxed to the Optionee as long-term capital gain. If the Optionee disposes of his or her shares of Common Stock prior to the expiration of the above holding period, the Optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will be allowed a business expense deduction to the extent the Optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

            An Optionee will not recognize any taxable income at the time the Optionee is granted an NQSO. However, upon exercise of the option, the Optionee will recognize ordinary income for Federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 83, 162(m) and 280G of the Code. Upon an Optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the Common Stock has been held for more than 12 months.

            Under Code Section  162(m),  in general,  income tax  deductions  of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under Code Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The Plan has been structured with the intent that Awards granted under the Plan may meet the requirements for "performance-based" compensation under Code Section 162(m). To the extent granted at a fair market value exercise price, options granted under the Plan are intended to qualify as "performance-based" under Section 162(m) of the Code. Stock appreciation rights will also qualify as "performance-based" under Section 162(m) of the Code, to the extent they relate to the increase in the market value of the Shares from the date of grant. Other Awards granted under the Plan may also qualify as "performance-based" under Code
Section 162(m) if they vest or are otherwise payable based solely upon the Performance Criteria.

            18. REGISTRATION STATEMENT ON FORM S-8. If the Plan is approved by the stockholders of the Company, the Company intends to file with the Commission a Registration Statement on Form S-8 relating to the Plan to register the issuance and sale by the Company of the shares of Common Stock that may be issued pursuant to the Plan.

    THE BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE 2001 EQUITY INCENTIVE PLAN AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY
           VOTE "FOR" THE APPROVAL OF THE 2001 EQUITY INCENTIVE PLAN.

             PROPOSAL 3. RATIFICATION OF FEBRUARY 16, 2000 AMENDMENT
            TO THE CERTIFICATE OF DESIGNATION, RIGHTS AND PREFERENCES
                    OF THE COMPANY'S SERIES B PREFERRED STOCK

            GENERAL. The Board of Directors proposes and recommends that the stockholders ratify and approve all actions taken by the Board of Directors in connection with an amendment to the Certificate of Designation, Rights and Preferences of the Company's Series B Preferred Stock (the "First Series B
Amendment") described below. The purpose of the proposal is to ratify the Company's filing of the First Series B Amendment with Secretary of State of the State of Delaware (the "Secretary of State") without obtaining prior stockholder approval. The stockholders' approval of this proposal will relate back to, and be deemed to be effective as of, March 21, 2000, the date of such filing.

            EFFECT OF STOCKHOLDER RATIFICATION. The Company's Amended and Restated Certificate of Incorporation gives the Board of Directors the authority to provide by a resolution filed with the Secretary of State for the issuance of shares of preferred stock in series, to establish the number of shares to be included in each such series and to fix the designation, preferences and rights of the shares of each such series as well as the qualifications, limitations and restrictions of each such series. The Board of Directors exercised this authority on February 25, 1999 by approving the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of the Company (the "Original Series B Certificate"). The Company filed the Original Series B Certificate with the Secretary of State on March 12, 1999.

            The First Series B Amendment was adopted and approved by the Board of Directors at a meeting held on February 16, 2000, and the Company filed the First Series B Amendment with the Secretary of State on March 21, 2000. The Company did not, however, seek or obtain stockholder approval of the First Series B Amendment. As such, and absent the stockholder ratification contemplated by this Proposal, the Company believes that the First Series B Amendment may not have been effective under the Delaware Corporation Law and, accordingly, that the rights and preferences of the Series B Preferred Stock may continue to be governed only by the Original Series B Certificate. Due to the minor nature of the revisions made by the First Series B Amendment, the Company believes that the failure of the First Series B Amendment to be validly adopted as described above would have no material effect on the rights and preferences of any of the Company's outstanding shares of Common Stock or Preferred Stock.

            SUMMARY OF FIRST SERIES B AMENDMENT. The text of the First Series B Amendment is attached as APPENDIX B to this Proxy Statement. In addition, the Company filed the First Series B Amendment as Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Commission on April 10, 2000. The following description of the First Series B Amendment is intended merely as a summary of its principal features and is qualified in its entirety by reference to the First Series B Amendment itself.

            The Board of Directors adopted the First Series B Amendment to ensure that the rights and preferences of the Series B Preferred Stock would be substantially identical to, and in conformity with, the rights and preferences of the Series C Preferred Stock. The Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of the Company (the "Series C Certificate") was filed with the Secretary of State on March 21, 2000, the same date that the Company filed the First Series B Amendment.

            The First Series B Amendment changed paragraphs 3, 4 and 9 of the Company's Original Series B Certificate, which govern the rights and obligations of the holders of Series B Preferred Stock in connection with dividends, distribution of assets on liquidation and the optional redemption of the Series

B Preferred Stock by the Company. All of the changes effected by the First Series B Amendment and summarized below were intended to conform the provisions of the Series B Preferred Stock to the terms of the Company's Series C Preferred Stock. The effects of the changes were as follows:

            o DIVIDENDS. Prior to the First Series B Amendment, the holders of Series B Preferred Stock were entitled to receive, out of funds legally available for such purpose, annual cumulative dividends that accrue at the rate of 10% per year, payable upon the liquidation, dissolution or winding up of the Company (a "Liquidation"). Holders of Series B Preferred Stock had no right to receive dividends paid to holders of the Company's Common Stock. After giving effect to the First Series B Amendment, if the Company declares a dividend or makes any other distribution to the holders of the Common Stock, each holder of a share of Series B Preferred Stock will be entitled to receive, out of funds legally available for such purpose, a dividend or distribution in an amount equal to the amount such holder would have received if such share of Series B Preferred Stock had been converted into Common Stock on the record date for such dividend or distribution. The Company has never declared, and does not presently intend to declare, a dividend or distribution to the holders of the Common Stock.

            o DISTRIBUTIONS OF ASSETS ON LIQUIDATION. Prior to the First Series B Amendment, upon a Liquidation, the holders of Series B Preferred Stock were entitled to receive an amount equal to $100 per share plus, with respect to such share, all accrued but unpaid dividends thereon (collectively, the "Redemption Payment") before any distribution was made to the holders of any stock ranking junior to the Series B Preferred Stock. After giving effect to the First Series B Amendment, the holders of Series B Preferred Stock are entitled to receive the greater of (1) the Redemption Payment and (2) the amount the holders of the Series B Preferred Stock would receive if they were to convert each share of Series B Preferred Stock into Common Stock immediately prior to the Liquidation. The First Series B Amendment also deleted a clause in the Original Series B Certificate which provided that the Redemption Payment was the maximum amount to which the holders of Series B Preferred Stock were entitled.

            o OPTIONAL REDEMPTION. The First Series B Amendment did not materially change the rights and obligations of the Company with respect to the optional redemption of the Series B Preferred Stock. The principal effect of the amendment was to clarify that the redemption price for the redemption of the Series B Preferred Stock would be a cash amount per share equal to the Redemption Payment.

      THE BOARD OF DIRECTORS HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE RATIFICATION OF THE FIRST SERIES B AMENDMENT.

      PROPOSAL 4. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF DESIGNATION,
                     RIGHTS AND PREFERENCES OF THE COMPANY'S
                            SERIES B PREFERRED STOCK

            The Board of Directors proposes and recommends that the stockholders approve the proposed amendment (the "Second Series B Amendment") to the Certificate of Designation, Rights and Preferences of the Company's Series B Preferred Stock, as amended, (the "Series B Certificate") described below. The Second Series B Amendment was approved by the Board of Directors as of March 6, 2001, subject to approval by the stockholders at the Annual Meeting.

            If adopted, the Second Series B Amendment would become part of the Series B Certificate and would govern the designations, rights and preferences of the Series B Preferred Stock. If the Second Series B Amendment is approved by the stockholders, it will become effective upon filing of a Certificate of Amendment to the Series B Certificate as required by the Delaware Corporation Law. Note that the resolution authorizing the proposed Second Series B Amendment provides that, at any time prior to the effectiveness of the filing of a Certificate of Amendment to the Series B Certificate as required by Delaware
Corporation Law, the Board of Directors may abandon the proposed amendment without further action of the stockholders, notwithstanding the prior authorization of the proposed amendment by the stockholders.

            PROPOSED SECOND SERIES B AMENDMENT. The sole purpose of the Second Series B Amendment is to make certain non-material changes to clarify the numbering of certain paragraphs and internal references contained therein. The Second Series B Amendment would not make any substantive changes to the rights or preferences of the Series B Preferred Stock. The text of the Second Series B Amendment is attached as APPENDIX C to this Proxy Statement.

      THE BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE SECOND SERIES B AMENDMENT AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE
          COMPANY VOTE "FOR" APPROVAL OF THE SECOND SERIES B AMENDMENT.

      PROPOSAL 5. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF DESIGNATION,
                     RIGHTS AND PREFERENCES OF THE COMPANY'S
                            SERIES C PREFERRED STOCK

            The Board of Directors proposes and recommends that the stockholders approve the proposed amendment (the "Series C Amendment") to the Certificate of Designation, Rights and Preferences of the Company's Series C Preferred Stock, as amended, (the "Series C Certificate") described below. The Series C Amendment was approved by the Board of Directors as of March 6, 2001, subject to approval by the stockholders at the Annual Meeting.

            If adopted, the Series C Amendment would become part of the Series C Certificate and would govern the designations, rights and preferences of the Series C Preferred Stock. If the Series C Amendment is approved by the stockholders, it will become effective upon filing of a Certificate of Amendment to the Series C Certificate as required by the Delaware Corporation Law. Note that the resolution authorizing the proposed Series C Amendment provides that, at any time prior to the effectiveness of the filing of a Certificate of Amendment to the Series C Certificate as required by Delaware Corporation Law, the Board of Directors may abandon the proposed amendment without further action of the stockholders, notwithstanding the prior authorization of the proposed amendment by the stockholders.

            PROPOSED SERIES C AMENDMENT. The sole purpose of the Series C Amendment is to make certain non-material changes to clarify the numbering of certain paragraphs and internal references contained therein. The Series C Amendment would not make any substantive changes to the rights or preferences of the Series C Preferred Stock. The text of the Series C Amendment is attached as APPENDIX C to this Proxy Statement.

     THE BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE SERIES C AMENDMENT AND HEREBY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE
                    "FOR" APPROVAL OF THE SERIES C AMENDMENT.

                      PROPOSAL 6. RATIFICATION OF AUDITORS

            The firm of PricewaterhouseCoopers LLP served as the Company's independent accountants for 2000 and has been selected by the Board of Directors to serve in the same capacity for 2001. The stockholders will be asked to ratify this appointment at the Meeting. The ratification of independent accountants by the stockholders is not required by law or the Company's By-laws. Traditionally, the Company has submitted this matter to the stockholders and believes that it is good practice to continue to do so.

            Ratification of PricewaterhouseCoopers LLP as the Company's auditors requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock and Preferred Stock present, in person or by proxy, at the Meeting and entitled to vote. If a majority of the votes cast on this matter are not cast in favor of the ratification of PricewaterhouseCoopers LLP, the Company will appoint other independent accountants as soon as practicable and before the close of the 2001 year.

            During fiscal year 2000, PricewaterhouseCoopers LLP not only acted as the independent auditors for the Company, but also rendered on their behalf other services, including tax and acquisition related due diligence services. The following sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP to the Company:

                                   AUDIT FEES

            The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $268,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

            There were no fees billed by PricewaterhouseCoopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

                                 ALL OTHER FEES

            The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $325,500. These fees included tax and acquisition related due diligence services. The Audit Committee of the Board of Directors considered the services listed above to be compatible with maintaining PricewaterhouseCoopers LLP's independence.

            A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

          THE BOARD OF DIRECTORS HAS ADOPTED A RESOLUTION APPROVING THE
             APPOINTMENT OF AUDITORS AND HEREBY RECOMMENDS THAT THE
           STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
         PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S AUDITORS FOR 2001.

                             ADDITIONAL INFORMATION



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding shares of Common Stock and certain other holders of such shares (collectively, "Covered Persons"), to file with the Commission and the Nasdaq Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Stock and other equity securities of the Company.

            Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with during 2000, except that a statement of changes in beneficial ownership of securities on Form 4 was filed late by George F. McHugh, Senior Vice President, for the purchase and sale of Common Stock in June 2000 and the sale of Common Stock in December 2000.


EXECUTIVE OFFICERS

            The executive officers of the Company serve at the discretion of the Board of Directors. The only family relationship between any of the executive officers and directors of the Company is that Mr. Holtz is the nephew of Richard
E. Caruso, Ph.D., who is Chairman of the Company's Board of Directors. The following information indicates the position and age of the Company's executive officers as of the date of this proxy statement and their previous business experience.


NAME                                AGE  POSITION
----                                ---  --------
Stuart M. Essig, Ph.D. ...........   39  President, Chief Executive Officer
                                         and Director

George W. McKinney, III, Ph.D. ...   57  Executive Vice President, Chief
                                         Operating Officer, Director

John B. Henneman, III ............   39  Senior Vice President, Chief
                                         Administrative Officer and Secretary

Judith E. O'Grady ................   50  Senior Vice President, Regulatory,
                                         Quality Assurance and Clinical Affairs

Michael D. Pierschbacher, Ph.D. ..   49  Senior Vice President Research and
                                         Development, General Manager, Corporate
                                         Research Center

David B. Holtz ...................   34  Senior Vice President, Finance and
                                         Treasurer

            STUART M. ESSIG, PH.D. - see information previously provided above under "Proposal 1. Election of Directors".

            GEORGE W. MCKINNEY, III, PH.D. - see information previously provided above under "Proposal 1. Election of Directors".

            JOHN B. HENNEMAN, III is Integra's Senior Vice President, Chief Administrative Officer and Secretary, and is responsible for the law department, business development, human resources and investor relations. Mr. Henneman was the Company's General Counsel from September 1998 until September 2000. Prior to joining Integra in August 1998, Mr. Henneman served Neuromedical Systems, Inc., a public company developer and manufacturer of in vitro diagnostic equipment, in various capacities for more than four years. From 1994 until June 1997, Mr. Henneman was Vice President of Corporate Development, General Counsel and Secretary. From June 1997 through November 1997, he served in the additional capacity of interim Co-Chief Executive Officer and from December 1997 to August 1998 Mr. Henneman was Executive Vice President, US Operations, and Chief Legal Officer. In March 1999, Neuromedical Systems, Inc. filed a petition under Chapter 11 of the federal bankruptcy laws. Mr. Henneman practiced law in the Corporate Department of Latham & Watkins (Chicago, Illinois) from 1986 to 1994. Mr. Henneman received his A.B. (Politics) from Princeton University in 1983, and his J.D. from the University of Michigan Law School in 1986.

            JUDITH E. O'GRADY, Senior Vice President of Regulatory Affairs, Quality Assurance and Clinical Research, has served Integra since 1985. Ms. O'Grady has worked in the areas of medical devices and collagen technology for over 20 years. Prior to joining Integra, Ms. O'Grady worked for Colla-Tec, Inc., a Marion Merrell Dow Company. During her career she has held positions with Surgikos, a Johnson & Johnson company, and was on the faculty of Boston University College of Nursing and Medical School. Ms. O'Grady led the team that obtained the FDA approval for INTEGRA(R)Dermal Regeneration Template, the first regenerative product approved by the FDA, and has led teams responsible for more than 100 510(K) clearances. She received her BS degree from Marquette University and MSN in Nursing from Boston University.

            MICHAEL D. PIERSCHBACHER, PH.D. joined Integra in October 1995 as Senior Vice President, Research and Development. In May 1998 he was named Senior Vice President and Director of the Corporate Research Center. From June 1987 to September 1995, Dr. Pierschbacher served as Senior Vice President and Scientific Director of Telios Pharmaceuticals, Inc., ("Telios") which was acquired by us in connection with the reorganization of Telios under Chapter 11 of the federal bankruptcy code. He was a co-founder of Telios in May 1987 and is the co-discoverer and developer of Telios' matrix peptide technology. Before joining Telios as a full-time employee in October 1988, he was a staff scientist at the Burnham Institute for five years and remained on staff there in an adjunct capacity until the end of 1997. He received his post-doctoral training at Scripps Clinical and Research Foundation and at the Burnham Institute. Dr. Pierschbacher received his Ph.D. in Biochemistry from the University of Missouri.

            DAVID B. HOLTZ joined Integra as Controller in 1993 and has served as Vice President, Finance and Treasurer since March 1997 and was promoted to Senior Vice President, Finance and Treasurer in February 2001. His
responsibilities include managing all accounting and information systems functions. Before joining Integra, Mr. Holtz was an associate with Coopers & Lybrand, L.L.P. in Philadelphia and Cono Leasing Corporation, a private leasing company. He received a BS degree in Business Administration from Susquehanna University in 1989 and has been certified as a public accountant.

EXECUTIVE COMPENSATION

            The following table sets forth certain information for the Company's last three fiscal years concerning the annual, long-term and other compensation of the chief executive officer of the Company and each of the Company's four highest paid executive officers as of December 31, 2000 whose total annual salary and bonus during 2000 exceeded $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                                           Awards
                                                                             -----------------------------------
                                               Annual  Compensation                              Securities
                                          --------------------------------    Restricted         Underlying           Other
Name and Principal Position                 Year      Salary      Bonus      Stock Awards(2)       Options        Compensation (1)
----------------------------------------- -------- ------------ ---------- ----------------- ----------------- -------------------
Stuart M. Essig                            2000     $317,500       --        $13,515,000         520,000            $49,646
     President and Chief Executive         1999     $308,250       --             --              70,560             $1,000
     Officer                               1998     $300,000       --             --              75,000              $500
George W. McKinney, III, Ph.D.             2000     $260,000       --             --              20,000             $1,040
     Executive Vice President and Chief    1999     $240,000       --             --              38,110              $960
     Operating Officer                     1998     $240,000       --             --              38,600            $35,239
Michael D. Pierschbacher, Ph.D.            2000     $220,000       --             --              95,000             $1,045
     Senior Vice President, Research       1999     $198,000       --             --              24,560              $975
     and Development and General           1998     $198,000       --             --              25,790             $1,485
     Manager, Corporate Research Center
John B. Henneman, III (3)                  2000     $220,000       --             --              25,000             $1,050
     Senior Vice President, Chief          1999     $161,600       --             --              44,560             $1,000
     Administrative Officer and General    1998      $44,738       --             --             121,970              $500
     Counsel
Judith O'Grady                             2000     $165,000       --             --              25,000             $1,000
     Senior Vice President, Regulatory     1999     $145,000       --             --              19,670             $1,000
     Quality Assurance and Clinical        1998     $130,000       --             --              35,230              $975
     Affairs

(1) Other than certain moving expenses reimbursed to Mr. Essig and Dr. McKinney, the amounts reported in this column consist of the Company's matching contributions to the Company's 401(k) Plan. The amounts reported in this column for Mr. Essig during 2000 include $48,596 for moving expenses reimbursed by the Company. The amounts reported in this column for Dr. McKinney during 1998 include $34,301 for moving expenses reimbursed by the Company.

(2) The terms of Mr. Essig's Restricted Units are described herein under the heading "Employment Agreements." As of December 31, 2000, Mr. Essig held Restricted Units which entitled him to receive an aggregate of 2,250,000 shares of Common Stock. Based on the closing price of the Company's Common Stock on December 29, 2000 of $13.625 per share, Mr. Essig's Restricted Units had an aggregate value of $30,656,250 as of December 31, 2000.

(3)   Mr. Henneman joined the Company in September 1998.

            The following tables set forth certain information concerning stock options granted to Named Officers during 2000 and the unexercised options held by them at December 31, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                            Potential Realizable
                                                                                                          Value at Assumed Annual
                                                                                                            Rates of Stock Price
                                                                                                          Appreciation for Option
                                                            Individual Grants                                       Term
                                 --------------------------------------------------------------------------------------------------
                                      Number of         % of Total Options
                                      Securities            Granted to      Exercise
                                  Underlying Options       Employees in     Price
Name                                 Granted (1)         Fiscal Year (2)    Per Share   Expiration Date       5%             10%
-----------------------------------------------------------------------------------------------------------------------------------
Stuart M. Essig (3)                    500,000                33.3%         $11.0000       12/22/10      $3,458,920     $8,765,584
                                        20,000                 1.3%         $13.6250       12/30/06         $92,676       $210,250
George W. McKinney, III, Ph.D.          20,000                 1.3%         $13.6250       12/30/06         $92,676       $210,250
Michael D. Pierschbacher, Ph.D          75,000                 5.0%         $14.0000        3/17/06        $357,100       $810,139
                                        20,000                 1.3%         $13.6250       12/30/06         $92,676       $210,250
John B. Henneman, III                    5,000                 0.3%         $ 6.5625        1/17/06         $11,159        $25,317
                                        20,000                 1.3%         $13.6250       12/30/06         $92,676       $210,250
Judith O'Grady                           5,000                 0.3%         $11.5000        9/19/06         $19,556        $44,365
                                        20,000                 1.3%         $13.6250       12/30/06         $92,676       $210,250

(1) Such options were granted at a price at or above fair market value, are nontransferable and vest over a period of four years commencing with the date of grant.

(2) The Company granted options to employees to purchase an aggregate of 1,498,130 shares of Common Stock during 2000.

(3) The terms of Mr. Essig's option grant to purchase 500,000 shares are described herein under the heading "Employment Agreements"

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                               Number of Securities Underlying     Value of Unexercised In-the-Money
                                      Shares                  Unexercised Options At Fiscal Year                Options At
                                      Acquired      Value                     End                          Fiscal Year End (2)
                                         On       Realized   -----------------------------------------------------------------------
Name                                  Exercise       (1)        Exercisable       Nonexercisable      Exercisable     Nonexercisable
------------------------------------------------------------------------------------------------------------------------------------
Stuart M. Essig                          --          --            434,827            730,733          $3,433,190       $2,994,900
George W. McKinney, III, Ph.D.         41,422     $311,520         190,280            115,008          $1,205,558         $753,296
Michael D. Pierschbacher, Ph.D.        47,692     $313,330          41,668            127,366            $258,569         $282,945
John B. Henneman, III                    --          --             81,495            110,035            $755,212         $803,133
Judith O'Grady                           --          --             34,926             57,474            $255,247         $272,365

(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) In-the-money options are those in which the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Company's Common Stock on December 29, 2000 was $13.625 per share. Value is calculated on the basis of the fair market value of the underlying securities on December 31, 2000 minus the exercise price.

EMPLOYMENT AGREEMENTS

            STUART M. ESSIG, Integra's current President and Chief Executive Officer, entered into an Amended and Restated Employment Agreement with the Company in December 2000 that extended the term of his employment with the Company as its President and Chief Executive Officer through December 31, 2005. The Amended Employment Agreement supersedes Mr. Essig's prior employment agreement with the Company dated December 1997.

            Under the Amended Employment Agreement, the Company will pay Mr. Essig an annual base salary of $325,000 for 2001 and $400,000 for 2002. For each subsequent year that he is employed, Mr. Essig's annual base salary will be $400,000 plus such increases, if any, as may be established by the Company's Board of Directors. Mr. Essig is also eligible to receive a performance bonus of up to fifty percent (50%) of his base salary, based upon the satisfaction of certain performance goals established by the Company's Board of Directors. Mr. Essig is also entitled to life insurance equal to the lesser of (a) a $3,000,000 four-year minimum renewable term life insurance policy and (b) the four-year minimum renewable term life policy purchasable by the Company by paying premium payments of $5,000 per year for such policy. At the request of Mr. Essig, the Company will disburse a loan to Mr. Essig in the amount of up to $500,000 subject to certain conditions. Mr. Essig is also entitled to participate in the Company's medical, disability, pension and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives. The Amended Employment Agreement is for an initial term through December 31, 2005 and shall automatically extend on December 31, 2005 and on each subsequent one-year anniversary thereof for one year unless the Company or Mr. Essig provides written notice of termination at least six months prior to the expiration of the then-current term.

            The Amended Employment Agreement further provides that the Company generally will reimburse, or "gross-up," Mr. Essig on an after-tax basis for any excise tax liability he may incur by reason of any "excess parachute payments" he receives from the Company. Section 280G of the Internal Revenue Code of 1986, as amended, provides that if payments of compensation that are contingent on a change in control exceed three times an employee's "base amount" (his average annual compensation during certain prior years), they will constitute "parachute payments," and the excess of such parachute payments over such base amount generally will constitute "excess parachute payments." Such excess parachute payments are nondeductible by the employer and are subject to a 20% excise tax payable by the employee.

            In  connection  with  the  extension  of the  term  of  Mr.  Essig's employment pursuant to the Amended Employment Agreement, the Company granted Mr. Essig (i) a non-qualified stock option to purchase 250,000 shares of the Company's common stock under Integra's 1999 Stock Option Plan, (ii) a non-qualified stock option to purchase 250,000 shares of the Company's common stock under Integra's 2000 Equity Incentive Plan and (iii) 1,250,000 "Restricted Units" under Integra's 2000 Equity Incentive Plan. Each stock option (each, an "Option") expires on December 21, 2010 and has an exercise price equal to $11.00 per share (the closing price of the Company's common stock on The Nasdaq National Market on December 21, 2000). Assuming the continuation of Mr. Essig's employment with the Company, each Option will vest and become exercisable with respect to 62,500 shares on December 22, 2002 and thereafter with respect to 1/36th of the remaining shares on the first business day of each following month. In the event of a (i) "change in control" of the Company (as defined in the Amended Employment Agreement) or (ii) the termination of Mr. Essig's employment with the Company (a) by Integra without "cause" (as defined in the Amended Employment Agreement) or (b) by Mr. Essig for "good reasons" (as defined in the Amended Employment Agreement), the Options shall vest and become exercisable immediately. The Option granted pursuant to Integra's 1999 Stock Option Plan may be transferred by Mr. Essig to members of his immediate family, to trusts established for the benefit of his immediate family or to partnerships or limited liability companies of which the partners or members are members of his immediate family. Otherwise, the Options may not be transferred by Mr. Essig other than by will or by the laws of descent and distribution.

            Under a Restricted Units Agreement, the Company issued to Mr. Essig a fully vested equity-based signing award bonus in the form of 1,250,000 restricted units (the "Restricted Units"). Each Restricted Unit represents the right to receive one share of the Company's common stock. The shares of the Company's common stock underlying the Restricted Units ("Unit Shares") shall be delivered to Mr. Essig on January 1, 2006 if Mr. Essig is employed by the Company on December 31, 2005 or on such earlier date as a change in control of the Company occurs; provided, however, that Mr. Essig has the right to defer the delivery of the Unit Shares on as many occasions as Mr. Essig determines from time to time through, but not beyond, June 30, 2025. The Unit Shares may be delivered to Mr. Essig prior to January 1, 2006 in the event of a termination of Mr. Essig's employment with the Company other than (a) for cause or (b) due to his voluntary departure (other than for good reasons or due to disability). If, prior to December 31, 2005 and prior to a change of control of the Company, (i) Mr. Essig's employment with Integra is terminated for cause or (ii) Mr. Essig voluntarily leaves his employment with the Company (other than for good reasons or due to disability), the Unit Shares will be distributed to Mr. Essig on January 1, 2010.

            The Company has also granted Mr. Essig registration rights requiring the Company to file a "shelf" registration statement at Mr. Essig's request that will provide for the registration and sale on a continuous or delayed basis of the shares of Integra common stock underlying the Options and the Restricted Units.

            GEORGE W. MCKINNEY, III, PH.D., entered into an employment agreement with the Company in December 1998 to serve as the Company's Executive Vice President and Chief Operating Officer. Dr. McKinney was entitled under that agreement to participate and receive benefits under any employee benefit plan or stock-based plan of the Company and was eligible for any medical, disability and other plans and benefits covering executives of the Company. The employment agreement provided for an initial term expiring on December 31, 2001.

            On February 22, 2001 the Company and Dr. McKinney entered into a new employment agreement that superseded his existing employment agreement. The new employment agreement provides that Dr. McKinney will continue to serve as Executive Vice President and Chief Operating Officer until December 31, 2001 at a salary at the rate of $270,000 per year, at which point he will retire from such position. Thereafter, until June 30, 2002, Dr. McKinney will remain employed by the Company as consultant to the President and CEO at the same rate of salary. On July 12, 2002, Dr. McKinney will receive a lump sum payment, net of applicable taxes and other withheld items, equal to six months of salary at the same rate. Dr. McKinney is generally eligible for medical, disability and other plans and benefits covering executives of the Company under the new employment agreement.

            MICHAEL D. PIERSCHBACHER, PH.D. entered into an employment agreement with the Company in December 1998 to serve as the Company's Senior Vice President, Research and Development and General Manager, Corporate Research Center. The employment agreement provides for an annual salary of $240,000. Dr. Pierschbacher is entitled to participate and receive benefits under any employee benefit plan or stock-based plan of the Company and shall be eligible for any medical, disability and other plans and benefits covering executives of the Company. The employment agreement had an initial term through December 31, 2000 and was automatically extended on December 31, 2000 through December 31, 2001. The employment agreement will automatically extend on December 31, 2001 and on each one-year anniversary thereof for one year unless the Company or Dr. Pierschbacher provides written notice at least 30 days prior to the expiration of the then-current term. In the event the employment agreement is earlier terminated by Dr. Pierschbacher for good reason or by the Company for reasons other than cause, retirement, disability or death, in each case within six months of a change in control of the Company, Dr. Pierschbacher shall be entitled to receive a severance amount equal to 2.99 times his then-current annual base salary. In the event the employment agreement is earlier terminated as aforesaid without a change in control, Dr. Pierschbacher shall be entitled to receive a severance amount equal to the greater of his then-current annual base salary or the unpaid portion of Dr. Pierschbacher's base salary for the remainder of the then-current term.

            JOHN B. HENNEMAN, III entered into an employment agreement with the Company in September 1998 to serve as the Company's Senior Vice President, Chief Administrative Officer and General Counsel. Effective with the hiring of a new General Counsel for the Company in September 2000, Mr. Henneman no longer serves as the Company's General Counsel. The employment agreement provides for an annual salary of $240,000. Mr. Henneman is entitled to participate and receive benefits under any employee benefit plan or stock-based plan of the Company and shall be eligible for any medical, disability and other plans and benefits covering executives of the Company. The employment agreement had an initial term through December 31, 2000 and was automatically extended on December 31, 2000 through December 31, 2001. The employment agreement will automatically extend on December 31, 2001 and on each one-year anniversary thereof for one year unless the Company or Mr. Henneman provides written notice at least 30 days prior to the expiration of the then-current term. In the event the employment agreement is earlier terminated by Mr. Henneman for good reason or by the Company for reasons other than cause, retirement, disability or death, in each case within six months of a change in control of the Company, Mr. Henneman shall be entitled to receive a severance amount equal to 2.99 times his then-current annual base salary. In the event the employment agreement is earlier terminated as aforesaid without a change in control, Mr. Henneman shall be entitled to receive a severance amount equal to the unpaid portion of Mr. Henneman's base salary for the remainder of the then-current term, but in no event for a period of less than one year.

            JUDITH O'GRADY entered into an employment agreement with the Company in December 1998 to serve as the Company's Senior Vice President for Regulatory, Quality Assurance and Clinical Affairs. The employment agreement provides for an annual salary of $175,000. Ms. O'Grady is entitled to participate and receive benefits under any employee benefit plan or stock-based plan of the Company and shall be eligible for any medical, disability and other plans and benefits covering executives of the Company. The employment agreement had an initial term through December 31, 2000 and was automatically extended on December 31, 2000 through December 31, 2001. The employment agreement will automatically extend on December 31, 2001 and on each one-year anniversary thereof for one year unless the Company or Ms. O'Grady provides written notice at least 30 days prior to the expiration of the then-current term. In the event the employment agreement is earlier terminated by Ms. O'Grady for good reason or by the Company for reasons other than cause, retirement, disability or death, in each case within six months of a change in control of the Company, Ms. O'Grady shall be entitled to receive a severance amount equal to 2.99 times her then-current annual base salary. In the event the employment agreement is earlier terminated as aforesaid without a change in control, Ms. O'Grady shall be entitled to receive a severance amount equal to the greater of her then-current annual base salary or the unpaid portion of Ms. O'Grady's base salary for the remainder of the then-current term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Company leases its manufacturing facility in Plainsboro, New Jersey from Plainsboro Associates, a New Jersey general partnership. Ocirne, Inc., a subsidiary of Cono Industries ("Cono"), owns a 50% interest in Plainsboro Associates. Cono is a corporation whose stockholders are trusts whose beneficiaries include the children of Dr. Caruso, the Chairman and a principal stockholder of the Company. Dr. Caruso is the President of Cono. The Company paid $209,848 in rent for this facility during 2000.

            During 2000, the Company signed a five year lease related to certain production equipment, from Medicus Corporation. The sole stockholder of Medicus is Trust Partnership, a Pennsylvania general partnership, for which Dr. Caruso is a partner and the President. Under the terms of the lease, the Company paid $45,000 to Medicus Corporation during 2000.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The following report of the Compensation Committee is required by the rules of the Commission to be included in this Proxy Statement and addresses the Company's executive compensation policies for the year ended December 31, 2000. This report shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

            GENERAL. The Company's compensation policies for executives are intended to further the interests of the Company and its stockholders by encouraging growth of its business through securing, retaining and motivating management employees of high caliber who possess the skills necessary to the development and growth of the Company. The Compensation Committee is mindful of the need to align the interests of management with the interests of the Company's stockholders. The establishment of the Company's equity-based plans was designed to permit the Company to attract and retain talented managers and motivate such managers to enhance profitability and stockholder returns. The Committee believes that the utilization of equity-based plans serves the interests of the stockholders, especially by permitting the Company to preserve cash for other operational purposes.

            The Company's compensation package consists of four major components: base compensation; performance bonuses; deferred compensation; and stock options (and, where appropriate, restricted equity grants). Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders.

            BASE COMPENSATION. The Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels comparable to its competitors.

            PERFORMANCE BONUSES. The Company supplements base compensation with awards of performance bonuses in the form of cash and stock options. In establishing bonuses for the fiscal year ended December 31, 2000, the Compensation Committee determined that it was not in the

Company's best interests to have a cash bonus program for executives. Instead, the Committee sought to reward the efforts and achievements of certain executive officers during this period by granting additional options to purchase up to an aggregate of 120,000 shares of the Company's Common Stock.

            STOCK OPTIONS. The Company has granted stock options to its executive management under its stock option plans. Option grants are intended to bring the total compensation to a level that the Company believes is competitive with amounts paid by the Company's competitors and which will offer significant returns if the Company is successful and, therefore, provides significant incentives to devote the effort called for by the Company's strategy. The Compensation Committee believes that executives' interests are directly tied to enhanced stockholder value. Thus, stock options have been used to provide the executive management team with a strong incentive to perform in a manner that will benefit the long-term success of the Company and its stockholders.

            DEFERRED COMPENSATION PLAN. The Company permits certain select management and highly compensated employees to elect to defer up to 50 percent of their base compensation. The Company believes that a non-qualified deferred compensation plan enhances the ability of the Company to attract and retain certain executive officers and motivate them to exercise their best efforts on behalf of the Company and its stockholders. For fiscal year 2000, two employees elected to defer a portion of their base compensation.

            OTHER BENEFITS. The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees. The Committee believes that such benefits are comparable to those offered by other companies of similar size. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

            CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Essig served as the Company's President and Chief Executive Officer during 2000 pursuant to an employment agreement. Under Mr. Essig's employment agreement, the Company paid Mr. Essig a base salary of $317,500 in 2000. Mr. Essig waived his right to receive a performance bonus in 2000. Instead, the Company granted to Mr. Essig options to purchase 20,000 shares of the Company's Common Stock. For a numerical description of Mr. Essig's compensation in 2000, see "Executive Compensation." The other terms and conditions of Mr. Essig's employment agreement were substantially similar to the terms and conditions of Mr. Essig's Amended and Restated Employment Agreement, which is described in the section entitled "Employment Agreements." The Amended and Restated Employment Agreement supersedes Mr. Essig's 2000 employment agreement.

            In connection with the extension of Mr. Essig's employment pursuant to the Amended and Restated Employment Agreement, the Company also granted Mr. Essig (1) a non-qualified stock option to purchase 250,000 shares of the
Company's Common Stock under the Company's 1999 Stock Option Plan, (2) a non-qualified stock option to purchase 250,000 shares of the Company's Common Stock under the Company's 2000 Equity Incentive Plan and (3) 1,250,000 restricted units, each representing the right to receive one share of the Company's Common Stock, under the Company's 2000 Equity Incentive Plan. For a more detailed description of these awards, see the section entitled "Employment Agreements." The Company believes that these awards are consistent with the Company's above described compensation policies for executives because they further align Mr. Essig's interests with the interests of the Company's stockholders.

            Under Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, compensation that qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements the compensation is payable only upon attainment of pre-established objective performance goals under a plan approved by stockholders.

            The Compensation Committee does not presently expect total cash compensation payable as salaries and bonuses to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirements that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under its cash compensation programs, but intends to maintain the flexibility necessary to provide total cash compensation in line with competitive practices, the Company's compensation philosophy and the Company's best interests.


                            The Compensation Committee of the Board of Directors

                            RICHARD E. CARUSO, PH.D.
                            KEITH BRADLEY, PH.D.
                            NEAL MOSZKOWSKI

                             AUDIT COMMITTEE REPORT

      The following report of the Audit Committee is required by the rules of the Commission to be included in this Proxy Statement. This report shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Committee operates pursuant to a Charter that was last amended and restated by the Board on March 30, 2001, a copy of which is attached to this Proxy Statement as APPENDIX D.

      As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

      In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by independence Standards Board Standard No. 1, "INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES". Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

      The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

      Furthermore, the Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission.

                                            SUBMITTED BY THE AUDIT COMMITTEE
                                            OF THE COMPANY'S BOARD OF DIRECTORS

                                            JAMES M. SULLIVAN
                                            KEITH BRADLEY
                                            NEAL MOSZKOWSKI

                             STOCK PERFORMANCE GRAPH

            The following line graph and table compare, for the period from December 29, 1995 through December 29, 2000, the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of companies on the Nasdaq Stock Market - U.S. Index and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Index. The graph assumes that the value of the investment in the Company's Common Stock and the relevant index was $100 at December 29, 1995 and that all dividends were reinvested. The closing market price of the Company's Common Stock on December 29, 2000 was $13.625 per share.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                VALUE OF INVESTMENT OF $100 ON DECEMBER 29, 1995

                              [LINE CHART OMITTED]


                      Comparison of Cumulative Total Return
                among Integra LifeSciences Holdings Corporation,
      the Nasdaq Stock Market -- U.S. Index and the Nasdaq Medical Devices,
         Instruments and Supplies, Manufacturers and Distributors Index

                              12/95    12/96    12/97    12/98    12/99    12/00
                              -----    -----    -----    -----    -----    -----
Integra LifeSciences
  Holdings Corporation         $100     $ 71     $ 68     $ 26     $ 45     $105

Nasdaq Stock Market -
  U.S. Index                   $100     $123     $151     $213     $395     $238

Nasdaq Medical Devices,
  Instruments and Supplies,
  Manufacturers and
  Distributors Index           $100     $ 94     $107     $120     $146     $151

            The graph and table above depicts the past performance of the Company's stock price. The Company neither makes nor endorses any predictions as to future stock performance. The graph and table set forth above shall not be deemed (i) incorporated by reference into any filing under the Securities Act or the Exchange Act by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and (ii) filed under either the Securities Act or the Exchange Act.

PRINCIPAL STOCKHOLDERS

            The following table sets forth certain information regarding the beneficial ownership of Common Stock and Preferred Stock as of March 30, 2001 by: (a) each person or entity known to the Company to own beneficially five percent or more of the outstanding shares of Common Stock or Preferred Stock, based upon Company records or Commission records; (b) each of the Company's directors; (c) each of the Named Officers; and (d) all executive officers and directors of the Company as a group. Each share of Series B Preferred Stock is currently convertible at the discretion of the holder into 26.178 shares of Common Stock and each share of Series C Preferred Stock is currently convertible at the discretion of the holder into 11.111 shares of Common Stock, in each case subject to certain adjustments. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                                                 COMMON STOCK            SERIES B PREFERRED        SERIES C PREFERRED
   NAME OF BENEFICIAL OWNER                 SHARES(1)      PERCENT      SHARES       PERCENT      SHARES       PERCENT
  --------------------------------------- --------------- ----------- ------------ ------------ ------------ ------------
   Richard E. Caruso, Ph.D                 7,301,418(2)     41.2%
   Trust Partnership                       7,179,205(3)     40.7%
   Frances C. Holtz                        7,179,205(4)     40.7%
   Quantum Industrial Partners LDC         2,955,000(5)     14.5%       75,000        75.0%       48,699        90.2%
   Union Carbide Corporation               1,575,280(6)      8.9%
   State of Wisconsin Investment Board     1,388,979(7)      7.9%
   Elan Corporation, plc                   1,100,000(8)      6.2%
   SFM Domestic Investments LLC              802,800(9)      4.4%       25,000        25.0%        5,301         9.8%
   Stuart M. Essig                           518,738(10)     2.9%
   George W. McKinney, III, Ph.D             253,378(11)     1.4%
   John B. Henneman, III                     112,800(12)      *
   Judith O'Grady                             72,229(13)      *
   Michael D. Pierschbacher, Ph.D             57,360(14)      *
   James M. Sullivan                          29,041(15)      *
   Neal Moszkowski                            20,000(16)      *
   Keith Bradley, Ph.D                           500(17)      *
   All directors and executive officers
   as a group (10 persons)                 8,411,738(18)    44.9%

*     Represents beneficial ownership of less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option or other convertible security are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(2) Includes the 7,179,205 shares held by Trust Partnership, a Pennsylvania general partnership of which Dr. Caruso is a partner and the President (also see Note 3 below). Also includes 23,338 shares held by Provco Leasing Corporation ("Provco") of which Dr. Caruso is President. Provco is a wholly-owned subsidiary of Cono Industries, a corporation whose stockholders are trusts whose beneficiaries include Dr. Caruso's children. Also includes 98,875 shares issuable upon exercise of the vested portion of options held by Dr. Caruso. Dr. Caruso's address is 919 Conestoga Road, Building 2, Suite 106, Rosemont, Pennsylvania 19010.

(3) The partners of Trust Partnership are Pagliacci Trust, Rigoletto Trust, Trust for Jonathan Henry Caruso, Trust for Peter James Caruso (the beneficiaries of all such trusts (the "Trusts") being Dr. Caruso's children), Dr. Caruso and Provco, each of which may be deemed to beneficially own the shares held by

      Trust Partnership; however, such partners of Trust Partnership disclaim beneficial ownership of all such shares except to the extent represented by their respective equity and profit participation interests in Trust Partnership. The Trust Partnership's address is c/o Richard E. Caruso, Ph.D., 919 Conestoga Road, Building 2, Suite 106, Rosemont, Pennsylvania 19010.

(4) Frances C. Holtz is a trustee of the Trusts, which collectively have a controlling interest in Trust Partnership. As such, Ms. Holtz may be deemed to beneficially own the shares held by Trust Partnership; however, Ms. Holtz disclaims beneficial ownership of all such shares. Ms. Holtz's address is 8111 Marshall Avenue, Margate, New Jersey 08402.

(5) Includes (i) 1,963,350 shares of Common Stock issuable upon conversion of 75,000 shares of Series B Preferred Stock held by Quantum Industrial Partners LDC ("QIP"), (ii) 541,100 shares of Common Stock issuable upon conversion of 48,699 shares of Series C Preferred Stock held by QIP; and
      (iii) 270,550 shares of Common Stock issuable upon exercise of warrants held by QIP. The principal address of QIP is at Kaya Flamboyan 9, Willemsted, Curacao, Netherlands Antilles. QIH Management Investor, L.P. ("QIHMI") is vested (pursuant to constituent documents of QIP) with investment discretion with respect to the portfolio assets held for the account of QIP. Pursuant to an agreement between George Soros and Soros Fund Management LLC ("SFM"), Mr. Soros has agreed to use his best efforts to cause QIH Management, Inc., as the sole general partner of QIHMI, to act at the discretion of SFM. Mr. Soros is the Chairman of SFM. Accordingly, each of QIHMI, QIH Management, Inc., SFM and Mr. Soros may be deemed the beneficial owner of the QIP Shares. Each has their principal business office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

(6) The address of Union Carbide Corporation is 39 Old Ridgebury Road, Danbury, Connecticut 06817.

(7) The address of the State of Wisconsin Investment Board is 121 East Wilson Street, Madison, Wisconsin 53702.

(8) Carnrick Laboratories, Inc. ("Carnrick") is a wholly-owned subsidiary of Athena Neurosciences, Inc., which is a wholly-owned subsidiary of Elan Corporation, plc, each of which may be deemed the beneficial owner of the shares held by Carnrick. The address for each of the foregoing companies is c/o Elan Corporation, plc, Lincoln House, Lincoln Place, Eighty Pine Street, Dublin 2, Ireland.

(9) Includes (i) 654,450 shares of Common Stock issuable upon conversion of 25,000 shares of Series B Preferred Stock held by SFM Domestic Investments LLC ("SFMDI"), (ii) 58,900 shares of Common Stock issuable upon conversion of 5,301 shares of Series C Preferred Stock; and (iii) 29,450 shares of Common Stock issuable upon exercise of warrants. The principal business office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. George Soros is a managing member of SFMDI and may be deemed the beneficial owner of the SFMDI Shares.

(10) Includes 500,601 shares issuable upon exercise of the vested portion of options held by Mr. Essig. Excludes Restricted Units awarded to Mr. Essig in 1997 and 2000 which entitle him to receive an aggregate of 2,250,000 shares of Common Stock (see "Employment Agreements"). The Restricted Units held by Mr. Essig do not give him the right to acquire any shares within 60 days of March 30, 2001.

(11) Includes 221,878 shares issuable upon exercise of the vested portion of options held by Dr. McKinney.

(12) Includes 99,540 shares issuable upon exercise of the vested portion of options held by Mr. Henneman.

(13) Includes 41,064 shares issuable upon exercise of the vested portion of options held by Ms. O'Grady.

(14) Includes 1,678 shares held by a revocable trust of which Dr. Pierschbacher is co-trustee. Also includes 37,337 shares issuable upon exercise of the vested portion of options held by Dr. Pierschbacher.

(15) Includes 25,500 shares issuable upon exercise of the vested portion of options held by Mr. Sullivan.

(16) Consists of 20,000 shares issuable upon exercise of the vested portion of options held by Mr. Moszkowski.

(17) Includes 500 shares issuable upon exercise of the vested portion of options held by Dr. Bradley.

(18) See Notes 2 and 10 through 17 above. Also includes 7,046 shares, as well as 39,228 shares issuable upon exercise of the vested portion of options, held by one executive officer of the Company and/or its subsidiaries who is not listed in the table.

STOCKHOLDER PROPOSALS

            The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders (the "Annual Meeting") is December 15, 2001. The date after which notice of a stockholder Proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is considered untimely is February 28, 2002. If notice of a stockholder Proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by the Company after February 28, 2002, then the Company's proxy for the Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the Annual Meeting.

OTHER MATTERS

            A copy of the Company's 2000 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material.



            THE COMPANY, UPON REQUEST, WILL FURNISH TO RECORD AND BENEFICIAL HOLDERS OF ITS COMMON STOCK, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. COPIES OF EXHIBITS TO THE FORM 10-K ALSO WILL BE FURNISHED UPON REQUEST AND THE PAYMENT OF A REASONABLE FEE. ALL REQUESTS SHOULD BE DIRECTED TO JOHN BOSTJANCIC, DIRECTOR OF FINANCE, AT THE OFFICES OF THE COMPANY SET FORTH ON PAGE ONE OF THIS PROXY STATEMENT.

                                             By order of the Board of Directors,
Plainsboro, New Jersey                       /s/John B. Henneman, III
April 20, 2001                               John B. Henneman, III
                                             SECRETARY

                                   APPENDIX A









                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                           2001 EQUITY INCENTIVE PLAN


                                       A1

1.  PURPOSE..................................................................  1
2.  DEFINITIONS..............................................................  1
3.  ADMINISTRATION...........................................................  4
4.  EFFECTIVE DATE AND TERM OF PLAN..........................................  5
5.  SHARES SUBJECT TO THE PLAN...............................................  5
6.  ELIGIBILITY..............................................................  5
7.  TYPES OF AWARDS..........................................................  5
    7.1  Options.............................................................  5
    7.2  Stock Appreciation Rights...........................................  7
    7.3  Restricted Stock....................................................  8
    7.4  Performance Stock; Performance Goals................................  9
    7.5  Contract Stock......................................................  9
    7.6  Dividend Equivalent Rights..........................................  9
    7.7  Loans...............................................................  9
8.  EVENTS AFFECTING OUTSTANDING AWARDS.....................................  10
    8.1  Termination of Service (Other Than by Death or Disability).........  10
    8.2  Death or Disability................................................  10
    8.3  Capital Adjustments................................................  11
    8.4  Certain Corporate Transactions.....................................  11
    8.5  Exercise Upon Change in Control....................................  12
9.  AMENDMENT OR TERMINATION OF THE PLAN....................................  13
10. MISCELLANEOUS...........................................................  14
    10.1  Documentation of Awards...........................................  14
    10.2  Rights as a Stockholder...........................................  14
    10.3  Conditions on Delivery of Shares..................................  14
    10.4  Investment Purpose................................................  15
    10.5  Registration and Listing of Shares................................  15
    10.6  Compliance with Rule 16b-3........................................  15
    10.7  Tax Withholding...................................................  15
    10.8  Transferability of Awards.........................................  16
    10.9  Registration......................................................  16
    10.10 Acquisitions......................................................  16
    10.11 Replacement of Outstanding Options................................  16
    10.12 Employment Rights.................................................  16
    10.13 Indemnification of Board and Committee............................  17
    10.14 Application of Funds..............................................  17
    10.15 Governing Law.....................................................  17

                                       A2

                              INTEGRA LIFESCIENCES

                              HOLDINGS CORPORATION

                           2001 EQUITY INCENTIVE PLAN


          WHEREAS, Integra LifeSciences Holdings Corporation (the "Company") desires to have the ability to award certain equity-based benefits and/or loans to certain Key Employees and Associates;

          NOW, THEREFORE, the Integra LifeSciences Holdings Corporation 2001 Equity Incentive Plan is hereby adopted under the following terms and conditions:

          1. Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs to Key Employees and may grant NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock, Dividend Equivalent Rights, and/or Loans to Key Employees and Associates. Thereby, the Company expects to attract and retain such Key Employees and Associates and to motivate them to exercise their best efforts on behalf of the Company and its Related Corporations and any Affiliates.

          2.   Definitions

               (a) "Affiliate" shall mean an entity in which the Company or a Related Corporation has a 50 percent or greater equity interest.

               (b) "Associate" shall mean a designated nonemployee director, consultant, or other person providing services to the Company, a Related Corporation, or an Affiliate.

               (c) "Award" shall mean ISOs, NQSOs, Restricted Stock, Stock Appreciation Rights, Performance Stock, Contract Stock, Dividend Equivalent Rights, and/or Loans awarded by the Committee to a Participant.

               (d) "Award Agreement" shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

               (e)  "Board" shall mean the Board of Directors of the Company.

               (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (g) "Committee" shall mean the Company's Equity Award Committee, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

               (h) "Company" shall mean Integra LifeSciences Holdings Corporation, a Delaware corporation.

               (i) "Contract Date" shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Stock, provided he or she is still providing services to the Company, a Related Corporation, or an Affiliate on such date.

                                       A3

               (j) "Contract Stock" shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, if the recipient is still providing services to the Company or a Related Corporation as of a future date specified in the Award Agreement.

               (k) "Disability" shall mean separation from service as a result of "permanent and total disability," as defined in section 22(e)(3) of the Code.

               (l) "Dividend Equivalent Right" shall mean an Award that entitles the recipient to receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to another Award granted to the Participant had such Shares been outstanding.

               (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (n) "Fair Market Value" shall mean the following, arrived at by a good faith determination of the Committee:

                    (i) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the quoted closing price on such date; or

                    (ii) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined) but there are such sales on dates within a reasonable period both before and after such date, the weighted average of the quoted closing price on the nearest date before and the nearest date after such date on which there were such sales; or

                    (iii) if actual sales are not available during a reasonable period beginning before and ending after the date of grant (or on such other date as value must be determined), then the mean between the bid and asked price on such date as reported by the National Quotation Bureau; or

                    (iv) if paragraphs (i) through (iii) above are not applicable, then such other method of determining fair market value as shall be adopted by the Committee.

          Where the Fair Market Value of Shares is determined under paragraph
(ii) above, the average of the quoted closing prices on the nearest date before and the nearest date after the last business day prior to the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and such date (i.e., the valuation date), in accordance with Treas. Reg. ss.20.2031-2(b)(1), or any successor thereto.

          (o) "ISO" shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.


          (p) "Key Employee" shall mean an officer, executive, or managerial or nonmanagerial employee of the Company, a Related Corporation, or an Affiliate.

          (q) "More-Than-10-Percent Shareholder" shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

                                       A4

          (r) "NQSO" shall mean an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

          (s) "Option" is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

          (t) "Participant" shall mean a Key Employee or Associate who has been granted an Award under the Plan.

          (u) "Performance Stock" shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals.

          (v) "Performance Goals" shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations or Affiliates. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee may use one or more of the following business criteria: return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total stockholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other companies or an index.

          (w) "Plan" shall mean the Integra LifeSciences Holdings Corporation 2001 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

          (x) "Related Corporation" shall mean either a "subsidiary corporation" of the Company, as defined in section 424(f) of the Code, or the "parent corporation" of the Company (if any), as defined in section 424(e) of the Code.

          (y) "Restricted Stock" shall mean an Award that grants the recipient at no cost (or entitles the recipient to acquire, for a purchase price to be specified by the Committee, but in no event less than par value) Shares subject to whatever restrictions are determined by the Committee.

          (z) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (aa) "Shares" shall mean shares of common stock of the Company, par value $0.01 per share.

          (bb) "Stock Appreciation Right" shall mean an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value.

          3.   Administration

          (a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee,

                                       A5
shall be the valid acts of the Committee. Any authority of the Committee (except for the authority described in subsection (b)(i)-(iv) below) may be delegated to a Plan administrator.

          (b)  The Committee shall have the authority:

               (i) to select the Key Employees and Associates to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

               (ii) to determine the type and size of each Award, including the number of Shares subject to the Award;

               (iii) to determine the terms and conditions of each Award;

               (iv) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), except that the Committee may not (i) lower the exercise price of any Option or the purchase price of any Restricted Stock, or (ii) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant;

               (v) to adopt, amend, and rescind rules and regulations for the administration of the Plan;

               (vi) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it; and

               (vii) to adopt such modifications, amendments, procedures, sub-plans, and the like, which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company, Related Corporations, and Affiliates operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries.

          Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

          4.   Effective Date and Term of Plan

          (a) Effective Date. The Plan, having been adopted by the Board on February 22, 2001, shall become effective on that date, but subject to the approval of the stockholders of the Company pursuant to Section 9(b). Awards may be granted under the Plan prior to such stockholder approval (but after the Board's adoption of the Plan), subject to such stockholder approval.

          (b) Term of Plan for ISOs. No ISO may be granted under the Plan after February 21, 2011, but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date.

          5. Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan is 2,000,000. Further, no Key Employee shall receive Options and/or Stock Appreciation Rights for more than 1,000,000 Shares during any calendar year under the Plan. However, the limits in the preceding two sentences shall be subject to the adjustment described in Section 8.3. Shares delivered

                                       A6
under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. If any Award that requires the Participant to exercise it in order for Shares to be delivered terminates without having been exercised in full, or if any Award that is payable in Shares or cash is satisfied in cash rather than in Shares, the number of Shares as to which such Award was not exercised or for which cash was substituted shall continue to be available for future Awards granted under the Plan.

          6. Eligibility. The class of individuals who shall be eligible to receive Awards under the Plan shall be the Key Employees (including any directors of the Company who are also officers or Key Employees) and the Associates. More than one Award may be granted to a Key Employee or Associate under the Plan.

          7.   Types of Awards

          7.1  Options

          (a) Kinds of Options. Both ISOs and NQSOs may be granted by the Committee under the Plan. However, ISOs may only be granted to Key Employees of the Company or of a Related Corporation. NQSOs may be granted to both Key Employees and Associates. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

          (b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

          (c) Exercise Price. The exercise price of an Option shall be determined by the Committee, subject to the following:

               (i) The exercise price of an ISO shall not be less than 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted.

               (ii) In no case may the exercise price paid for Shares be less than the par value per Share.

          (d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Shareholder) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

          (e) Exercise of Options. An Option shall become exercisable at such time or times (but not less than three months from the date of grant), and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the


                                       A7

Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(iv) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

          (f) Payment for Shares. Shares purchased on the exercise of an Option shall be paid for as follows:

               (i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

               (ii) in Shares previously acquired by the Participant; provided, however, that if such Shares were acquired through the exercise of an ISO and are used to pay the Option price of an ISO, such Shares have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, or if such Shares were acquired through the exercise of an NQSO and are used to pay the Option price of an ISO, or if such Shares were acquired through the exercise of an ISO or an NQSO and are used to pay the Option price of an NQSO, such Shares have been held by the Participant for such period of time as required to be considered "mature" Shares for purposes of accounting treatment;

               (iii) in shares newly acquired by the Participant upon exercise of such Option (which shall constitute a disqualifying disposition in the case of ISOs);

               (iv) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

               (v)  by any combination of the above-listed forms of payment.

          In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered in payment of such Option price.

          7.2  Stock Appreciation Rights

          (a) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to a Key Employee or Associate by the Committee. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the ISO is granted.

          (b) Nature of Stock Appreciation Rights. A Stock Appreciation Right entitles the Participant to receive, with respect to each Share as to which the Stock Appreciation Right is exercised, the excess of the Share's Fair Market Value on the date of exercise over its Fair Market Value on the date the Stock Appreciation Right was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee.

          (c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the number of Stock Appreciation Rights granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the


                                       A8

Stock Appreciation Right relating to the Shares covered by such Option will terminate. Upon the exercise of a Stock Appreciation Right, the related Option will terminate to the extent of an equal number of Shares. The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The Stock Appreciation Right will be transferable only when the related Option is transferable, and under the same conditions. A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

          (d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the Stock Appreciation Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person, and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

          7.3  Restricted Stock

          (a) General Requirements. Restricted Stock may be issued or transferred to a Key Employee or Associate for consideration or for no consideration, as determined by the Committee. If for consideration, the Participant's payment may be in cash or check (acceptable to the Committee), bank draft, or money order payable to the order of the Company.

          (b) Rights as a Stockholder. Unless the Committee determines otherwise, a Key Employee or Associate who receives Restricted Stock shall have certain rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in subsection
(c) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such Shares are free of all restrictions under the Plan.

          (c) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to provide services to any of the Company and its Related Corporations and Affiliates for any reason, must be offered to the Company for purchase for the amount paid for the Shares, or forfeited to the Company if nothing was so paid. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Stock for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

          (d)  Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

          7.4  Performance Stock; Performance Goals

          (a) Grant. The Committee may grant Performance Stock to any Key Employee or Associate, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

                                       A9

          (b) Performance Period and Performance Goals. When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

          (c) Delivery of Performance Stock. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award.

          7.5  Contract Stock

          (a) Grant. The Committee may grant Contract Stock to any Key Employee or Associate, conditioned upon the Participant's continued provision of services to the Company and its Related Corporations and Affiliates through the date specified in the Award Agreement. The Committee shall determine the number of Shares of Contract Stock to be granted.

          (b) Contract Date. When Contract Stock is granted, the Committee shall establish the Contract Date on which the Contract Stock shall be delivered to the Participant, provided the Participant is still providing services to the Company and its Related Corporations and Affiliates on such date.

          (c) Delivery of Contract Stock. If the Participant is still providing services to the Company and its Related Corporations and Affiliates as of the Contract Date, the Committee shall cause the Contract Stock to be delivered to the Participant in accordance with the terms of the Award Agreement.

          7.6 Dividend Equivalent Rights. The Committee may provide for payment to a Key Employee or Associate of Dividend Equivalent Rights, either currently or in the future, or for the investment of such Dividend Equivalent Rights on behalf of the Participant.

          7.7 Loans. The Committee may authorize a Loan from the Company to a Key Employee or Associate, either on the date of or after the grant of any Award to the Participant (except that the ability of the Committee to authorize a Loan in connection with an Award of ISOs must be included in the Participant's Award Agreement at the time of the Award). A Loan may be made either in connection with the purchase of Shares under the Award or with the payment of any Federal, state, and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms, and conditions of the Loan, whether the Loan is to be secured or unsecured, the terms on which the Loan is to be repaid, and the conditions, if any, under which it may be forgiven. However, the Loan will be made on the Participant's personal, negotiable, demand promissory note, and will bear interest at a rate not lower than the lowest rate that will avoid the imputation of interest under section 7872 of the Code.

          8.   Events Affecting Outstanding Awards

          8.1 Termination of Service (Other Than by Death or Disability). If a Participant ceases to provide services to the Company and its Related Corporations and Affiliates for any reason other than death or Disability, as the case may be, the following shall apply:

          (a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Participant's termination of service shall terminate at that time. Any Options or Stock Appreciation Rights that were exercisable immediately prior to the termination of service will continue to be exercisable for six months (or for such longer period as the Committee may determine), and shall


                                      A10
thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than six months in the event of termination of service. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

          (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the termination of service must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with
Section 7.3.

          (c) Except as otherwise determined by the Committee, all Performance Stock, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Awards canceled as of the date of such termination of service.

          (d) Payment of any outstanding Loan upon a Participant's termination of service shall be governed by the terms of the loan agreement entered into by the Company and the Participant.

          8.2 Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

          (a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant immediately prior to death or Disability, as the case may be, to the extent then exercisable, may be exercised by the Participant or by the Participant's legal representative (in the case of Disability), or by the Participant's executor or administrator or by the person or persons to whom the Option or Stock Appreciation Right is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant's death or Disability (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death or Disability that are not then exercisable shall terminate at the date of death or Disability.

          (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the date of death or Disability, as the case may be, must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

          (c) Except as otherwise determined by the Committee, all Performance Stock, Contract Stock, and Dividend Equivalent Rights to which the Participant was not irrevocably entitled prior to death or Disability, as the case may be, shall be forfeited and the Awards canceled as of the date of death or Disability.

          (d) Payment of any outstanding Loan upon a Participant's death or Disability shall be governed by the terms of the loan agreement entered into by the Company and the Participant.

                                      A11

          8.3 Capital Adjustments. The number of Shares that may be delivered under the Plan, the maximum number of Shares that may be made subject to ISOs, and the maximum number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any Key Employee or Associate under the Plan, all as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options), shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

          8.4  Certain Corporate Transactions

          (a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options or Stock Appreciation Rights, the Committee shall give each Participant holding an Option or Stock Appreciation Right to be terminated not less than seven days' notice prior to any such termination, and any Option or Stock Appreciation Right that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and Stock Appreciation Rights become exercisable, (ii) remove the restrictions from the outstanding Shares of Restricted Stock, (iii) cause the delivery of any Performance Stock, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Stock, even if the Contract Date has not been reached;
(v) cause the payment of any Dividend Equivalent Rights, and/or (vi) forgive all or any portion of the principal of, or interest on, a Loan. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under section 424(h) of the Code, unless the Participant consents to the change.

          (b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

          8.5  Exercise Upon Change in Control

          (a) Notwithstanding any other provision of this Plan, all outstanding Options and all Stock Appreciation Rights shall become fully vested and exercisable, all Performance Stock and all Dividend Equivalent Rights shall become fully vested, all Contract Stock shall become immediately payable, and all restrictions shall be removed from any outstanding Shares of Restricted Stock, upon a Change in Control.

          (b)  "Change in Control" shall mean:

               (i) An acquisition (other than directly from the Company) of any voting securities of the Company ("Voting Securities") by any "Person" (as such term is used for purposes of section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within


                                      A12
the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of all the then outstanding Voting Securities, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction which complies with paragraph (iii)(A) and (B) below shall not be a Change in Control under this paragraph (i);

               (ii) The individuals who, as of March 1, 2000, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of March 1, 2000, provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

               (iii) consummation by the Company of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a "Business Combination"), unless immediately following such Business Combination:
(A) more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (I) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (II) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Parent Corporation"), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (B) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination;

               (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

               (v) acceptance by the shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50 percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

          9.   Amendment or Termination of the Plan

                                      A13

          (a) In General. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend it, and, except as provided in Section 3(b)(iv), 7.1(a), and 8.4(a), the Committee may amend any outstanding Awards in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below):

               (i)  no amendment may be made that would:

                    (A) change the class of employees eligible to participate in the Plan with respect to ISOs;

                    (B) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or

                    (C) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; and

               (ii) no amendment may be made that would constitute a modification of the material terms of the "performance goal" within the meaning of Treas. Reg.SS.1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired).

          Notwithstanding the foregoing, no such termination or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

          (b) Manner of Shareholder Approval. The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law) in a separate vote at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

          10.  Miscellaneous

          10.1 Documentation of Awards. Awards shall be evidenced by such written Award Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

          10.2 Rights as a Stockholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

          10.3 Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

                                      A14

          10.4 Investment Purpose. Each Award shall be granted on the condition that the purchase or grant of Shares thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares subject to such Award are registered under the Securities Act, or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act or any other applicable law, regulation, or rule of any governmental agency.

          10.5 Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

          10.6 Compliance with Rule 16b-3. All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

          10.7 Tax Withholding

          (a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the "withholding requirements"). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Shares.

          (b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the federal, state, and/or local withholding tax, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the "Determination Date"), rather than the date of grant). If Shares acquired by the exercise of an ISO are used to satisfy the withholding requirement described above, such Shares must have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection (b).

          10.8 Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. Any other Award may be transferred to the extent permitted by applicable law, except as otherwise provided in the applicable Award Agreement. During a Participant's lifetime, an Award requiring exercise may be exercised only by the Participant (or, in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf).

          10.9 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant's spouse, jointly, with right of survivorship.

                                      A15

          10.10 Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors, key employees, and associates of other corporations who are about to, or have, become Key Employees or Associates as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation or (in the case of Awards other than ISOs) an Affiliate. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

          10.11 Replacement of Outstanding Options. The Committee shall have the authority to cancel, at any time and from time to time, with the consent of the affected Participants, any or all outstanding Options under the Plan and to grant in substitution therefor, but not within six months before or after such cancellation, new Options under the Plan covering the same or a different number of Shares but having a per share purchase price not less than the greater of par value or 100 percent of the Fair Market Value of a Share on the new date of the grant. The Committee may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Participant under the Plan of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Any new Option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, and any other terms or conditions of the Option surrendered.

          10.12 Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

          10.13 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations or Affiliates, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Delaware law.


          10.14 Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

          10.15 Governing Law. Except as provided in Section 10.13, the Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of New Jersey (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder.

                                      A16

                                   APPENDIX B

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                        FIRST AMENDMENT TO CERTIFICATE OF
                     DESIGNATION, RIGHTS AND PREFERENCES OF
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


          INTEGRA LIFESCIENCES HOLDINGS CORPORATION ("Integra"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          That the Board of Directors of Integra, at a meeting held on February 16, 2000, adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Designation, Rights and Preferences of Series B Convertible Preferred Stock of Integra:

          RESOLVED, that the Certificate of Designation, Rights and Preferences of Series B Convertible Preferred Stock of Integra Lifesciences Holdings Corporation be amended by changing paragraphs 3, 4 and 9 thereof so that, as amended, said paragraphs shall be and read in their entirety as follows:

          "3. Dividends.

                    (a) The holders of Series B Convertible Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, annual cumulative dividends which shall accrue at the rate of 10% per annum, payable upon the liquidation, dissolution or winding up of the Corporation.

                    (b) Dividends on each share of Series B Convertible Preferred Stock shall be cumulative and shall accrue from the date of issuance of such share of Series B Convertible Preferred Stock. The date on which the Corporation initially issues any share of Series B Convertible Preferred Stock shall be deemed to be its "Issue Date", regardless of the number of times of transfer of such shares is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share.

                    (c) In addition to the right to receive dividends pursuant to Section 3(a) above, each holder of a share of Series B Convertible Preferred Stock shall have the right, at any time after the Issue Date, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets, but excluding any stock split effected as a stock dividend) to holders of shares of Common Stock, to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution receivable by a holder of the number of shares of Common Stock into which such share of Series B Convertible Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series B Convertible Preferred Stock at the same time such dividend or distribution is made to the holders of Common Stock."

                                       B1

          "4. Liquidation.

                    (d) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, in which all or substantially all of the consideration, if any, received by the Corporation or its stockholders is in cash, the holders of the shares of Series B Convertible Preferred Stock shall be paid, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Convertible Preferred Stock, an amount equal to the greater of (i) $100 per share plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, through the date payment thereof is made available (the "Redemption Payment"), and
          (ii) the amount that the holders of the Series B Convertible Preferred Stock would receive if they were to convert each share of Series B Convertible Preferred Stock into shares of Common Stock immediately prior to such liquidation, dissolution or winding up (such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Liquidation Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "Liquidation Payments").

                    (e) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, in which all or substantially all of the consideration, if any, received by the Corporation or its stockholders is in securities, the Corporation shall have the option, at its election, of paying such Liquidation Payments to the holders of the shares of Series B Convertible Preferred Stock in cash or in a preferred security of the successor entity having terms substantially similar to the Series B Convertible Preferred Stock.

                    (f) If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series B Convertible Preferred Stock of the Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series B Convertible Preferred Stock. Upon any liquidation, dissolution or winding up of the Corporation, after the holders of Series B Convertible Preferred Stock shall have been paid in full the Liquidation Payments respectively, to which they shall be entitled, the Series B Convertible Preferred Stock shall be automatically canceled and the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series B Convertible Preferred Stock.

                    (g) Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 10 days prior to the payment date stated therein, to the holders of record of Series B Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                                       B2

                    (h) For purposes of this paragraph 4, a liquidation, dissolution or winding up of the Corporation shall be deemed to include (i) the Corporation's sale of all or substantially all of its assets or (ii) the merger or consolidation of the Corporation into or with any other corporation, in which all or substantially all of the consideration received by the Corporation or its stockholders in connection with such sale, merger or consolidation is: (x) in cash, or
          (y) in securities of the acquiring company or an affiliate thereof having a fair market value per share of Common Stock which is lower than the Conversion Price (as defined below) as last adjusted and in effect at the date of such liquidation, dissolution or winding up; provided that a liquidation, dissolution or winding up of the Corporation shall not include a sale, merger or consolidation in which all or substantially all of the consideration received by the Corporation or its stockholders in connection therewith is in securities of the acquiring company or an affiliate thereof having a fair market value per share of Common Stock which is equal to or greater than the Conversion Price as last adjusted and in effect on the date of such liquidation, dissolution or winding up.

                    (i) The Series B Convertible Preferred Stock shall, with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation, rank on a parity with any class or series of capital stock of the Corporation hereafter created which expressly provides that it ranks on a parity with the Series B Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation. The Series B Convertible Preferred Stock shall, with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation, rank senior to (i) the Corporation's Series A Convertible Preferred Stock, $.01 par value per share, and (ii) each class or series of capital stock of the Corporation hereafter created which does not expressly provide that it ranks on a parity with or senior to the Series B Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation."

          "9. Optional Redemption.

                    (a) For the purposes of this paragraph 9 the "Target Market Price" shall mean an amount equal to: (i) in the twelve-month period commencing on March 15, 2001, 2.5 times the Conversion Price as last adjusted and then in effect; (ii) in the twelve-month period commencing on March 15, 2002, 3.25 times the Conversion Price as last adjusted and then in effect; and (iii) in the twelve-month period commencing on March 15, 2003, 4 times the Conversion Price as last adjusted and then in effect.

                    (b) If, at any time after March 15, 2001, for a period of not less than thirty (30) consecutive trading days, the average closing price of the Corporation's Common Stock on the principal securities exchange or market on which such shares are then traded has been equal to or greater than the Target Market Price, then the Corporation may, at the option of the Board of Directors of the Corporation, redeem from any source of funds legally available therefor, in whole or in part, in the manner provided herein, any or all whole number of shares of Series C Convertible Preferred Stock at any time outstanding for a


                                       B3
          cash amount per share to be redeemed equal to the Redemption Payment as defined in paragraph 4 (the "Redemption Price").

                    (c) Notwithstanding the foregoing, at any time and from time to time after March 15, 2004, the Corporation may, at the option of the Board of Directors of the Corporation, redeem from any source of funds legally available therefor, in whole or in part, in the manner provided herein, any or all whole number of shares of Series B Convertible Preferred Stock at any time outstanding for an amount per share to be redeemed equal to the Redemption Price."

          IN WITNESS WHEREOF, this Certificate has been executed as of this 21st day of March, 2000, by the undersigned.


                                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION


                                    By:/s/ Stuart M. Essig
                                    -----------------------------------------
                                    Name: Stuart M. Essig
                                    Title: President

                                       B4

                                   APPENDIX C
                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                       SECOND AMENDMENT TO CERTIFICATE OF
                     DESIGNATION, RIGHTS AND PREFERENCES OF
                 SERIES B CONVERTIBLE PREFERRED STOCK AND FIRST
                    AMENDMENT TO CERTIFICATE OF DESIGNATION,
                 RIGHTS AND PREFERENCES OF SERIES C CONVERTIBLE
                     PREFERRED STOCK OF INTEGRA LIFESCIENCES
                              HOLDINGS CORPORATION


          INTEGRA LIFESCIENCES HOLDINGS CORPORATION ("Integra"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of Integra, at a meeting held on March 6, 2001, adopted the following resolution proposing and declaring advisable certain amendments (the "Series B Amendment") to the Certificate of Designation, Rights and Preferences of Series B Convertible Preferred Stock of
Integra:

          NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors proposes and hereby deems advisable that the Certificate of Designation, Rights and Preferences of Series B Convertible Preferred Stock of Integra Lifesciences Holdings Corporation (the "Series B Certificate"), be amended as follows:

          (1) Amend paragraph 4 thereof so that, as amended, said paragraph shall be and read in its entirety as follows:

          "4.  LIQUIDATION.

                    (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, in which all or substantially all of the consideration, if any, received by the Corporation or its stockholders is in cash, the holders of the shares of Series B Convertible Preferred Stock shall be paid, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series B Convertible Preferred Stock, an amount equal to the greater of (i) $100 per share (the "Redemption Payment") and (ii) the amount that the holders of the Series B Convertible Preferred Stock would receive if they were to convert each share of Series B Convertible Preferred Stock into shares of Common Stock immediately prior to such liquidation, dissolution or winding up (such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the "Liquidation Payment" and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the "Liquidation Payments").

                    (b) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, in which all or substantially all of the consideration, if any, received by the Corporation or its stockholders is in securities, the Corporation shall have the option, at its election, of paying such Liquidation Payments to the holders of the shares of Series B Convertible Preferred Stock in cash or in a preferred security of the

                                       C1
          successor entity having terms substantially similar to the Series B Convertible Preferred Stock.

                    (c) If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series B Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series B Convertible Preferred Stock of the Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series B Convertible Preferred Stock. Upon any liquidation, dissolution or winding up of the Corporation, after the holders of Series B Convertible Preferred Stock shall have been paid in full the Liquidation Payments respectively, to which they shall be entitled, the Series B Convertible Preferred Stock shall be automatically canceled and the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series B Convertible Preferred Stock.

                    (d) Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 10 days prior to the payment date stated therein, to the holders of record of Series B Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                    (e) For purposes of this paragraph 4, a liquidation, dissolution or winding up of the Corporation shall be deemed to include (i) the Corporation's sale of all or substantially all of its assets or (ii) the merger or consolidation of the Corporation into or with any other corporation, in which all or substantially all of the consideration received by the Corporation or its stockholders in connection with such sale, merger or consolidation is: (x) in cash, or
          (y) in securities of the acquiring company or an affiliate thereof having a fair market value per share of Common Stock which is lower than the Conversion Price (as defined below) as last adjusted and in effect at the date of such liquidation, dissolution or winding up; provided that a liquidation, dissolution or winding up of the Corporation shall not include a sale, merger or consolidation in which all or substantially all of the consideration received by the Corporation or its stockholders in connection therewith is in securities of the acquiring company or an affiliate thereof having a fair market value per share of Common Stock which is equal to or greater than the Conversion Price as last adjusted and in effect on the date of such liquidation, dissolution or winding up.

                    (f) The Series B Convertible Preferred Stock shall, with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation, rank on a parity with any class or series of capital stock of the Corporation hereafter created which expressly provides that it ranks on a parity with the Series B Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation. The Series B Convertible Preferred Stock shall, with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation, rank senior to (i) the Corporation's Series A Convertible Preferred Stock, $.01 par value per share, and (ii) each class or series of capital stock of the Corporation hereafter created which does not expressly provide that it ranks on a parity with or senior to the Series B Convertible Preferred Stock with respect to distribution of assets and rights upon the liquidation, dissolution or winding up of the Corporation.";

          (2) Amend paragraph 9(b) thereof by replacing the phrase "Series C Convertible Preferred Stock" that appears therein with the phrase "Series B Convertible Preferred Stock".


          SECOND: That the Board of Directors of Integra, at a meeting held on March 6, 2001, adopted the following resolution proposing and declaring advisable certain amendments (the "Series C Amendment") to the Certificate of Designation, Rights and Preferences of Series C Convertible Preferred Stock of
Integra:

          RESOLVED, that this Board of Directors proposes and hereby deems advisable that the Certificate of Designation, Rights and Preferences of Series C Convertible Preferred Stock of Integra LifeSciences Holdings Corporation (the "Series C Certificate"), be amended as follows:

                                       C2

          (1) Amend paragraph 7(a) thereof by replacing the phrase "Series B Preferred Stock" that appears therein with the phrase "Series C Convertible Preferred Stock";

          (2) Amend paragraph 7(b) thereof by replacing the phrase "Series B Preferred Stock" that appears therein with the phrase "Series C Convertible Preferred Stock".


          THIRD: That the stockholders of the Corporation, at an annual meeting of stockholders called and held upon notice properly given in accordance with
Section 222 of the Delaware General Corporation Law, have adopted and approved the Series B Amendment and the Series C Amendment in accordance with the provisions of Section 212 of the Delaware General Corporation Law.


          FOURTH: That the Series B Amendment and the Series C Amendment have been duly adopted and approved in accordance with the provisions of Section 242 of the Delaware General Corporation Law.


          IN WITNESS WHEREOF, said Integra LifeSciences Corporation has caused this Certificate of Amendment of Certificates of Designation, Rights and Preferences of Series B Preferred Stock and Series C Preferred Stock to be executed by a duly authorized officer of the Corporation this 15th day of May, 2001.

                                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                                    By:/s/ Stuart M. Essig
                                    -----------------------------------------
                                    Name:  Stuart M. Essig
                                    Title: President

                                       C3

                                   APPENDIX D

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

                                    FOREWORD

          The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, by providing oversight of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal account and financial controls, and the annual independent audit of the Company's financial statements.

          In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and, subject to any action of the Board of Directors, the power to retain outside counsel, auditors or other experts for this purpose. The Board of Directors and the Committee are in place to represent the Company's stockholders. Accordingly, the outside auditors are ultimately accountable to the Board of Directors and the Committee.

          The Committee charter should be reviewed by the Company's counsel and approved by the Board of Directors. The Board of Directors and the Committee shall review the adequacy of this charter on at least an annual basis and modify the charter as necessary.


                                 I. COMPOSITION

A. Committee members will be recommended by the Chairman of the Board and will be designated by the Board of Directors.

B. The Committee shall consist of not less than three members of the Board who meet the requirements of the audit committee policy of the NASD. Accordingly, all of the members of the Committee will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

C. Committee members will serve until the Board of Directors shall designate their successors.

D. To ensure that the Committee has continuity of membership from one year to the next, Committee members will be appointed with the expectation that they will serve at least three years. The Board of Directors will use its best efforts to avoid the replacement of more than one member of the Committee at a time.

                                       D1

                               II. AUTHORIZATION

A. Regarding the Company's financial statements and the external audit of same, the Committee is authorized:

     1. Subject to any action of the Board of Directors, to select, evaluate and, where appropriate, replace the Company's independent public accounting firm (or nominate the independent public accounting firm for stockholder approval in any proxy statement) with respect to the audit of the financial statements for the then current fiscal year and such other audit-related services as the Committee deems necessary.

     2. To review, discuss and approve the overall scope of the external audit for the then current fiscal year.

     3.   To review and discuss the results of the external audit.

     4. To review and discuss the management report of the independent public accounting firm regarding the external audit and the response by management thereto.

     5. To review and discuss the method of evaluation by the independent public accounting firm of the adequacy and effectiveness of the accounting procedures and internal accounting controls of the Company.

     6. To review and discuss the audited annual financial statements of the Company.

     7. To review and discuss the financial statements included in any securities offering.

     8. To review and discuss the quarterly financial statements of the Company.

     9. To establish procedures which ensure that the Committee is advised on a timely basis of any breakdown in internal accounting controls or management fraud.

          NOTE: The Company's Chief Financial Officer will inform the Committee in writing of any material breakdown in internal accounting controls or any management fraud.

     10. To discuss recent Financial Accounting Standards Board, Securities and Exchange Commission, or other regulatory pronouncements that might affect the Company's financial statements.

B.   The Committee shall:

     1. request from the independent public accounting firm annually a formal written statement delineating all relationships between the independent public accounting firm and the Company consistent with Independence Standards Board Standard 1;

     2. request from the independent public accounting firm annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each


                                       D2
service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

     3. discuss with the independent public accounting firm any such disclosed relationships and their impact on the independent public accounting firm's independence; and

     4. recommend that the Board of Directors take appropriate action to oversee the independence of the independent public accounting firm.

C. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not fulll-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting and auditing including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that from which it receives information from and, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and
     (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

D. The Committee shall review with management and the independent public accounting firm the audited financial statements to be included in the Company's annual report on Form 10-K and review and consider with the independent public accounting firm the matters required to be discussed by Statement of Auditing Standards ("SAS") 61.

E. As a whole, or through the Committee chair, the Committee shall review with the independent public accountants the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS 61. This review will occur prior to the Company's filing of Form 10-Q.

F. The Committee shall prepare a report to be included in the Company's annual proxy statement, which states:

     1. Whether the Committee has reviewed and discussed the Company's audited financial statements with management.

     2. Whether the Committee has discussed with the independent public accountants the matters required to be discussed by SAS 61.

                                       D3

     3. Whether the Committee has received written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard 1 and has discussed with the independent public accounting firm the independence of the independent public accounting firm.

     4. That the Committee, based on the reviews and discussions referenced above, recommends to the Board of Directors that the audited financial statements for the last fiscal year be included in the Company's 10-K.

G. The Committee is authorized to recommend, should it deem necessary, the engagement of an independent public accounting firm to provide any non-audit services, including the terms of the engagement, the cost thereof and, if such firm has also been retained to provide audit services, whether providing non-audit services will, in the opinion of the Committee, adversely affect the independence of the independent public accounting firm in carrying out its audit services.

H. The Committee is authorized to encourage access to the Committee by a representative of the independent public accounting firm (generally the engagement partner), and by the Chief Financial Officer of the Company. Generally this is accomplished through private sessions with each of these persons. In addition, the Committee may have a private executive session.

     NOTE: By providing the independent public accounting firm a communication channel independent of management, the Committee enhances the independence of that firm.

I. The Committee is authorized to review the accounting policies, procedures and principles adopted or continued by the management of the Company for the purpose of:

     1. maintaining or establishing the books, records, accounts and internal accounting controls of the Company in compliance with the Foreign Corrupt Practices Act of 1977, and

     2.   preventing or detecting:

          a. any improper or illegal disbursement of Company funds or property of value, or

          b. the making of any arrangement on behalf of the Company which may provide for or result in the improper or illegal disbursement of funds or property of value, in order that the Company shall be in compliance with the Foreign Corrupt Practices Act of 1977.

J. The Committee is authorized to establish an internal audit program and to review the overall scope of the internal audit program thereafter. In addition, the Committee is authorized to determine when it is appropriate to establish an internal audit department. The Committee is also authorized to review the overall adequacy of the internal audit function and the competence of the personnel engaged in such function. This may include reviewing staffing requirements, budgetary matters, and continuing professional development. The Committee must approve the hiring or termination of the director of the internal audit department.

K. The Committee is authorized to conduct investigations relating to financial affairs, records, accounts and reports as the Committee may in its discretion deem necessary, or as the Board of Directors may from time to time request.

                                       D4

L. The Committee is authorized to discuss the quality and depth of staffing in the accounting, treasury and tax departments of the Company.

M. The Committee must be advised by management when the Company is seeking a second opinion on a significant accounting/financial reporting issue.

N. The Committee is authorized to review the program that monitors compliance with the Company's corporate code of conduct policy.

O. The Committee is authorized to review transactions between the Company and members of the Board of Directors or management.

P. The Committee is authorized to report orally its findings to the Board of Directors and will maintain written minutes of each Committee meeting.

                              III. INDEMNIFICATION

          In the course of their service on the Committee, Committee members may be made a party to a legal action or other proceeding resulting in a personal economic loss to the member. In the event of any such loss resulting from their service on the Committee, Committee members will be indemnified by the Company to the maximum extent provided under Delaware law or in accordance with any indemnification agreements between the Company and such Committee members.

                                       D5

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
                              311C ENTERPRISE DRIVE
                          PLAINSBORO, NEW JERSEY 08536

         PROXY - ANNUAL MEETING OF STOCKHOLDERS - TUESDAY, MAY 15, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Stuart M. Essig and John B. Henneman, III as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of Common Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of Integra LifeSciences Holdings Corporation (the "Company") held of record by the undersigned on April 9, 2001 at the Annual Meeting of Stockholders to be held on Tuesday, May 15, 2001 or at any adjournment or postponement thereof.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 2 THROUGH 6; FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

     ----------------------------------------------------------------------


        |X|                 PLEASE MARK
                            YOUR VOTE
                            AS IN THIS EXAMPLE

1. ELECTION OF                FOR all nominees                WITHHOLD
   DIRECTORS                  listed (except as               AUTHORITY
   NOMINEES:                    marked to the          To vote for all nominees
   ---------                   contrary below)              listed at left.
   Keith Bradley
   Richard E. Caruso                |_|                          |_|
   Stuart M. Essig
   Neal Moszkowski
   George W. McKinney, III
   James M. Sullivan

To WITHHOLD AUTHORITY to vote for any individual nominee(s), write the nominee's name below:

__________________________________________________      FOR    AGAINST  ABSTAIN

2.   Proposal to approve and adopt the Company's
     2001 Equity Incentive Plan                          |_|      |_|      |_|


3.   Proposal to ratify and approve all actions
     taken by the Board of Directors on February
     16, 2000 in connection with an amendment to
     the Company's Certificate of Designation,
     Rights and Preferences of Series B
     Convertible Preferred Stock, the purpose of
     which was to ensure that the rights and
     preferences of the Series B Convertible
     Preferred Stock would be substantially
     identical to the rights and preferences of
     the Series C Convertible Preferred Stock.           |_|      |_|      |_|

4.   Proposal to approve an amendment to the
     Company's Certificate of Designation, Rights
     and Preferences of Series B Convertible
     Preferred Stock, the purpose of which is to
     make certain changes to clarify the
     numbering of certain paragraphs and
     internal references contained therein.              |_|      |_|      |_|

5.   Proposal to approve an amendment to the
     Company's Certificate of Designation,
     Rights and Preferences of Series C
     Convertible Preferred Stock, the purpose of
     which is to make certain changes to clarify
     the numbering of certain paragraphs and
     internal references contained therein.              |_|      |_|      |_|


6.   Proposal to ratify the appointment of
     PricewaterhouseCoopers LLP as the Company's
     auditors for the current fiscal year.               |_|      |_|      |_|

In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

SIGNATURE (S)____________________________________    DATE_______________________
NOTE: (Executors, Administrators, etc. should give full title)
PLEASE SIGN AND RETURN THE CARD PROMPTLY USING THE ENCLOSED ENVELOPE.